   As filed with the Securities and Exchange Commission on December 7, 1995

                                                Registration No. 33-63647

===========================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549
                              ___________________

                                AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

   PACIFIC TELESIS GROUP               Nevada       94-2919931
   PACIFIC TELESIS FINANCING I         Delaware     94-6688509
   PACIFIC TELESIS FINANCING II        Delaware     94-6688510
   PACIFIC TELESIS FINANCING III       Delaware     94-6688511
(Exact name of Registrant as      (State or other  (I.R.S. Employer
  specified in its Charter)       Jurisdiction of  Identification
     Incorporation                                 Number)
     or Organization)

                               130 Kearny Street
                        San Francisco, California 94108
                                 (415) 394-3000
              (Address, including zip code, and telephone number,
              including area code, of each registrant's principal
                              executive offices)
                              __________________

   William E. Downing
   Executive Vice President, Chief Financial Officer
     & Treasurer
   Pacific Telesis Group
   130 Kearny Street
   San Francisco, California 94108
     (415) 394-3000

   (Name, address, including zip code, and telephone number,
   including area code, of agent for service for each registrant)
                              __________________

   Please send copies of all communications to:

   Duane G. Henry, Senior Counsel               Blair W. White, Esq.
   Jamie E. Chung, Esq.                      Pillsbury Madison & Sutro
   Pacific Telesis Group                           P. O. Box 7880
   130 Kearny Street                        San Francisco, California 94120
   San Francisco, California 94108                (415) 983-1000
   (415) 394-3535
                           ________________________

         Approximate Date of Commencement of Proposed Sale to Public:
        From time to time after the effective date of the Registration
                Statement, as determined by market conditions.
                           ________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
                                     Proposed   Proposed
                                     Maximum    Maximum
                                     Offering   Aggregate       Amount of
Title of Each Class  Amount to       Price Per  Offering        Registra-
of Securities to be  be Regis-       Unit       Price           tion Fee
     Registered      tered (1)       (1)(2)(3)  (1)(2)(3)          (2)
___________________  _________       _________  _________       _________
Preferred Securities
  of Pacific Telesis
  Financing I. . . .

Preferred Securities
  of Pacific Telesis
  Financing II . . .

Preferred Securities
  of Pacific Telesis
  Financing III. . .

Subordinated Debt
  Securities of Pacific
  Telesis Group. . . .

Guarantees of Pre-
  ferred Securities
  of Pacific Telesis
  Financing I,
  Pacific Telesis
  Financing II and
  Pacific Telesis
  Financing III by
  Pacific Telesis
  Group (4). . . .

Back-up undertakings
 of Pacific Telesis
 Group in connection
 with Preferred Secur-
 ities of Pacific
 Telesis Financing
 I, Pacific Telesis
 Financing II and
 Pacific Telesis
 Financing III (4). . .
___________________________________________________________________________
Total                $1,000,000,000     100%    $1,000,000,000  $344,827.59

(1) Such indeterminate number of Preferred Securities of Pacific Telesis Financing I, Pacific Telesis Financing II and Pacific Telesis Financing III and such indeterminate principal amount of Subordinated Debt Securities of Pacific Telesis Group as may from time to time be issued at indeterminate prices. Subordinated Debt Securities may be issued and sold to Pacific Telesis Financing I, Pacific Telesis Financing II and Pacific Telesis Financing III, in which event such Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of Pacific Telesis Financing I, Pacific Telesis Financing II or Pacific Telesis Financing III and the distribution of the assets thereof.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the
     Preferred Securities of Pacific Telesis Financing I, Pacific Telesis Financing II and Pacific Telesis Financing III and the Subordinated Debt Securities of Pacific Telesis Group registered hereby will not exceed $1,000,000,000.

(3)  Exclusive of accrued interest and distributions, if any.

(4) Includes the obligations of Pacific Telesis Group under the Declaration for each Trust, the Guarantee issued with respect to Preferred Securities issued by that Trust, the Subordinated Debt Securities purchased by that Trust and the Indenture, including Pacific Telesis' agreement (under

     Section 4.3 of the Declaration and Section 5.1 of the Supplemental Indenture) to pay all trust obligations other than those under the common and preferred securities, all as described in the Registration Statement. No separate consideration will be received for the Guarantees and these obligations.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

============================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED DECEMBER 6, 1995

PROSPECTUS SUPPLEMENT                                       PACIFIC*TELESIS
(To Prospectus dated _____, 1995)                           Group

                        20,000,000 Preferred Securities

                          Pacific Telesis Financing I
         ____% Trust Originated Preferred Securities(sm) ("TOPrS(sm)")
                (Liquidation amount $25 per Preferred Security)
                 guaranteed to the extent set forth herein by

                             PACIFIC TELESIS GROUP
                                _______________

The ____% Trust Originated Preferred Securities (the "Preferred Securities") offered hereby represent preferred undivided beneficial interests in the assets of Pacific Telesis Financing I, a statutory business trust formed under the laws of the State of Delaware ("Pacific Telesis Financing" or the "Trust"). Pacific Telesis Group, a Nevada corporation ("Pacific Telesis" and, together with its subsidiaries, the "Company"), will directly or indirectly own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of Pacific Telesis Financing. Pacific Telesis Financing exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in an equivalent amount of_____% Subordinated Deferrable Interest Debentures due __________, 2025 ("Subordinated Debentures") of Pacific Telesis. Upon a Declaration Event of Default (as defined herein), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.

   ______________________(continued on next page)

SEE "RISK FACTORS" BEGINNING ON PAGE __ FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.

The Preferred Securities have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange, Inc. (the "New York Stock Exchange"). Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. See "Underwriting."
                             ____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             Initial                        Proceeds to
                             Public                            Pacific
                             Offering     Underwriting      Telesis Financing
                             Price (1)    Commission (2)       (3) (4)

Per Preferred Security. .       $25.00           (3)            $25.00
Total . . . . . . . . . .    $500,000,000        (3)         $500,000,000

(1)  Plus accrued distributions, if any, from ____________, 1995.

(2) Pacific Telesis Financing and Pacific Telesis have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in Subordinated Debentures, Pacific Telesis has agreed to pay to the Underwriters as compensation ("Underwriters' Compensation") for their arranging the investment therein of such proceeds, $_____ per Preferred Security (or $_________ in the aggregate); provided that, such compensation for sales of 10,000 or more Preferred Securities to a single purchaser will be $___ per Preferred Security.
     Therefore, to the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence. See "Underwriting."

(4) Expenses of the offering which are payable by Pacific Telesis are estimated to be $955,000.

                       ---------------------------------

The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company, on or about ______, 1995.

                       ---------------------------------

                              Merrill Lynch & Co.

Dean Witter Reynolds Inc.   A.G. Edwards & Sons, Inc.  Goldman, Sachs & Co.

  Lehman Brothers Inc.      PaineWebber Incorporated   Prudential Securities
                                                            Incorporated

  Salomon Brothers Inc.                                  Smith Barney Inc.

                       ---------------------------------

            The date of this Prospectus Supplement is ______, 1995.

         (sm) "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

Holders of the Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of ____% of the liquidation amount of $25 per Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing ______, 1995 ("distributions"). The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and interest and other payment dates on the Subordinated Debentures, which will be the sole assets of Pacific Telesis
Financing. As a result, if principal or interest is not paid on the Subordinated Debentures, no amounts will be paid on the Preferred Securities. The payment of distributions out of moneys held by Pacific Telesis Financing and payments on liquidation of Pacific Telesis Financing or the redemption of Preferred Securities, as set forth below, are fully and unconditionally guaranteed by Pacific Telesis (the "Guarantee") if and to the extent the Trust has funds available therefor. Pacific Telesis' obligations under the Guarantee, taken together with its other obligations described herein, constitute a full and unconditional guarantee by Pacific Telesis of payments due on the Preferred Securities. See "Effect of Obligations Under the

Subordinated Debentures and the Guarantee" herein and "Description of the Guarantees" in the accompanying prospectus (the "Prospectus"). If Pacific Telesis does not make principal or interest payments on the Subordinated Debentures, including as a result of Pacific Telesis' election to extend the interest payment period on the Subordinated Debentures as described below, Pacific Telesis Financing will not have sufficient funds to make distributions on the Preferred Securities, in which event, the Guarantee will not apply to such distributions until Pacific Telesis has made such principal or interest payments. The obligations of Pacific Telesis under the Subordinated Debentures are unsecured and will be subordinate and junior in right of payment, to the extent set forth herein, to all existing and future Senior Indebtedness (as defined herein) of Pacific Telesis and will be effectively subordinated to all existing and future liabilities and obligations of Pacific Telesis' subsidiaries and partnerships. At September 30, 1995, the aggregate amount of Senior Indebtedness and liabilities and obligations of Pacific Telesis' subsidiaries and partnerships that would have effectively ranked senior to the Subordinated Debentures was approximately $13,025 million.

Pacific   Telesis  has  the  right  to  defer  payments  of  interest  on  the
Subordinated Debentures by extending the interest payment period on the Subordinated Debentures at any time for up to 20 consecutive quarters (each an "Extension Period") provided that no Extension Period may extend beyond the Maturity Date (as defined herein). If interest payments are so deferred, distributions on the Preferred Securities will also be deferred. During such Extension Period, distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at an annual rate of ____% per annum compounded quarterly, and during any Extension Period, holders of Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debentures. See "Risk Factors -- Option to Extend Interest Payment Period," "Risk Factors -- Tax Consequences of Extension of Interest Payment Period," "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period," and "United States Federal Income Taxation -- Original Issue Discount."

The Subordinated Debentures are redeemable by Pacific Telesis, in whole or in part, from time to time, on or after ______, 2000, or at any time in certain circumstances upon the occurrence of a Tax Event (as defined herein). If Pacific Telesis redeems Subordinated Debentures, Pacific Telesis Financing must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed at $25 per Trust Security plus accrued and unpaid distributions thereon to the date fixed for redemption (the "Redemption Price"). See "Description of the Preferred Securities -- Mandatory Redemption." The outstanding Preferred Securities will be redeemed upon maturity of the Subordinated Debentures. The Subordinated Debentures mature on ______, 2025, but Pacific Telesis may extend the maturity date once for up to an additional 19 years, provided certain financial conditions are met. See "Description of the Subordinated Debentures -- Option to Extend Maturity Date." In addition, upon the occurrence of a Special Event (as defined herein) arising from a change in law or a change in legal interpretation, unless the Subordinated Debentures are redeemed in the limited circumstances described herein, Pacific Telesis Financing shall be dissolved, with the result that the Subordinated Debentures will be distributed to the holders of the Preferred Securities and the Common
Securities, on a pro rata basis, in lieu of any cash distribution. In the case of a Special Event that is a Tax Event, Pacific Telesis will have the right in certain circumstances to redeem the Subordinated Debentures, which would result in the redemption by Pacific Telesis Financing of the Trust Securities in the same amount on a pro rata basis. If the Subordinated Debentures are distributed to the holders of the Preferred Securities, Pacific Telesis will use its best efforts to have the Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

In the event of the involuntary or voluntary dissolution, winding up or termination of Pacific Telesis Financing, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Subordinated Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred

Securities --Liquidation Distribution Upon Dissolution."

                             _____________________

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                                            PACIFIC TELESIS GROUP - SUMMARY FINANCIAL DATA

   The summary  financial data below  should be  read in  conjunction with the  Company's Financial  Statements and notes  thereto included in the 1994 Form 10-K  and the 1995 Third Quarter Form 10-Q, which are incorporated by reference into this Prospectus.
   See "Incorporation of Certain Documents  by Reference" in the accompanying Prospectus.  The summary financial data for the five years ended  December 31, 1994,  are derived  from financial statements  that have been  audited by  Coopers & Lybrand  L.L.P.,
   independent certified public accountants.   See "Independent Public Accountants"  in the accompanying Prospectus.   The summary
   financial  data for the nine months ended September 30, 1995 and 1994 are derived from financial statements that are unaudited, but  which, in the opinion of management,  include all adjustments necessary for a  fair presentation of the financial position and results of operations for these periods.

                                                               Nine Months Ended
                                                                 September 30,                  Year Ended December 31,
                                                               ----------------  -------------------------------------------------
FINANCIAL DATA                                                  1995     1994      1994      1993      1992       1991      1990
----------------------------------------------------------------------------------------------------------------------------------
Results of Operations:
                               (Dollars in millions, except per share amounts)
Operating revenues.......................................   $ 6,760    $ 6,879  $ 9,235   $ 9,244   $ 9,108    $ 9,168   $ 9,052
Operating expenses.......................................     5,222      5,181    7,041     8,582     7,025      7,217     6,989
Operating income.........................................     1,538      1,698    2,194       662     2,083      1,951     2,063
Income from continuing operations........................       817        874    1,136       191     1,173        931       981
Income (loss) from spun-off operations...................         -         23       23        29       (31)        84        49
Cumulative effect of accounting changes..................         -          -        -    (1,724)        -          -         -
Extraordinary item, net of tax...........................    (3,360)         -        -          -        -          -         -
Net income (loss)........................................   $(2,543)   $   897  $ 1,159   $(1,504)  $ 1,142    $ 1,015   $ 1,030
---------------------------------------------------------------------------------------------------------------------------------
Earnings (Loss) Per Share:
Income from continuing operations........................   $  1.92    $  2.06  $  2.68   $  0.46   $  2.91    $  2.37   $  2.47
Income (loss) from spun-off operations...................         -       0.06     0.05      0.07     (0.08)      0.21      0.12
Cumulative effect of accounting changes..................         -          -        -     (4.16)        -          -         -
Extraordinary item.......................................     (7.90)         -        -          -        -          -         -
Net income (loss)........................................   $ (5.98)   $  2.12  $  2.73   $ (3.63)  $  2.83    $  2.58   $  2.59
---------------------------------------------------------------------------------------------------------------------------------
Total assets*............................................   $15,601    $20,293  $20,139   $23,437   $21,849    $21,226   $21,051
Net assets of spun-off operations........................         -          -        -   $ 2,874   $   745    $   663   $   634
Shareowners' equity......................................   $ 2,173    $ 5,180  $ 5,233   $ 7,786   $ 8,251    $ 7,729   $ 7,401
                                                       (CONTINUED ON NEXT PAGE)

                                                                  9










                                           PACIFIC TELESIS GROUP  - SUMMARY FINANCIAL DATA
                                                             (Continued)
                                                             Nine Months Ended
                                                               September 30,                  Year Ended December 31,
                                                            --------------------  ------------------------------------------------
FINANCIAL DATA (CONTINUED)                                      1995     1994      1994      1993      1992       1991      1990
---------------------------------------------------------------------------------------------------------------------------------
Continuing Operations**:
Return on equity (%).....................................     (64.5)      22.7     22.0     -26.3      16.1       13.4      14.2
Return on capital (%)....................................     (26.8)      14.5     14.3      -8.6      12.0       10.6      11.2
Debt maturing within one year............................  $    881   $    218 $    246  $    595  $  1,158   $    951  $    810
Long-term obligations....................................  $  5,232   $  4,934 $  4,897  $  5,129  $  5,207   $  5,395  $  5,496
Debt ratio (%)...........................................      73.8       49.9     49.6      53.8      45.9       47.3      48.2
Capital expenditures.....................................  $  2,019   $  1,084 $  1,684  $  1,886  $  1,852   $  1,737  $  1,760
Cash from operating activities...........................  $  1,982   $  2,162 $  2,947  $  2,727  $  2,807   $  2,439  $  2,542

OPERATING DATA
Employees................................................     49,976    53,162   51,590    55,355    57,023     59,037    62,979
Toll messages (millions)***..............................      3,639     3,355    4,485     4,272     4,158      4,092     4,174
Carrier access minutes-of-use (millions).................     44,083    39,968   53,486    49,674    46,800     43,872    41,383
Customer switched access lines in service (thousands)....     15,640    15,223   15,298    14,873    14,551     14,262    13,868
Average shares outstanding(thousands)....................    425,184   423,937  423,969   414,171   402,977    400,023   403,569
Number of common shareowners.............................    733,983   773,447  764,749   804,024   881,607    919,796 1,005,548
----------------------------------------------------------------------------------------------------------------------------------

Notes to Summary Financial Data Table:
-------------------------------------

   1)   Effective April 1, 1994, the Company spun off to its shareowners its domestic and  international cellular, paging, and
        other wireless operations in a  one-for-one stock distribution of its 86  percent interest in these operations.   As a
        result,  the Company's  total assets  and shareowners'  equity were  each reduced  by $2.9  billion during 1994.   The
        Company's previous  interests  in the  operating  results  and net  assets  of "spun-off  operations"  are  classified separately  and  excluded  from  the  Company's  revenues,  expenses,  and  other amounts  presented  for  "continuing operations."

                                                       (CONTINUED ON NEXT PAGE)


                                                                  10












                                           PACIFIC TELESIS GROUP  - SUMMARY FINANCIAL DATA
                                                             (Continued)


        Results for  1993, 1991, and 1990  reflect restructuring charges which  reduced income from continuing  operations by $861,
        $122, and $65 million for each respective year, and related  per share amounts by $2.08, $.30, and $.16 for each respective year.  Results for 1993 also reflect the  cumulative after-tax effects of applying new accounting rules for  postretirement and postemployment benefits to prior years.

   2)   Effective third quarter 1995, management determined that it  is no longer appropriate for Pacific Bell to continue to use the special accounting  rules of Statement  of Financial  Accounting Standards  No. 71 ("SFAS  71"), "Accounting for  the
        Effects  of Certain Types  of Regulation",  for entities  subject to traditional  regulation.   Management's decision for
        Pacific Bell to change to the more general accounting rules used by competitive enterprises  was based upon assessing the emerging  competitive environment in California.  As  a result, the Company recorded during the third quarter a non-cash, extraordinary charge of $3.4 billion, or $7.86 per share, which is net of a deferred income  tax benefit of $2.4 billion.
        The  telephone plant  write-down  portion of  the  charge reflects  a  pre-tax  increase  in Pacific  Bell's  accumulated
        depreciation  reserve of  approximately $4.8  billion.   The extraordinary charge  also includes  a pre-tax  write-off of
        approximately  $1  billion  to eliminate  Pacific  Bell's  regulatory  assets  and liabilities.    As  a  result  of  the
        extraordinary charge,  the Company's shareowners' equity was reduced by  $3.4 billion.  The discontinuance of  SFAS 71 is not expected to have a material effect on future earnings.

   * Includes net assets of spun-off operations for years prior to 1994.

  ** Excludes spun-off operations.

 *** Toll  messages include Message  Telecommunications Services,  Optional Calling Plans,  WATS, and Terminating  800 messages.
     Pacific Bell expanded its  local calling areas effective June  1991, which reduced subsequent  toll message volumes.  As  a result, comparisons of 1992 and subsequent years' volumes with prior year volumes are not meaningful.

The following information concerning the Company, Pacific Telesis Financing, the Preferred Securities, the Guarantee and the Subordinated Debentures supplements, and should be read in conjunction with, the information contained in the accompanying Prospectus. Capitalized terms used in this Prospectus Supplement have the same meanings as in the accompanying Prospectus.

                             PACIFIC TELESIS GROUP

The Company was incorporated in 1983 under the laws of the State of Nevada and has its principal executive offices at 130 Kearny Street, San Francisco, California 94108 (telephone number (415) 394-3000). The Company is one of seven regional holding companies formed in connection with the 1984 divestiture by AT&T Corp. of its 22 wholly-owned operating telephone companies ("BOCs") pursuant to a consent decree settling antitrust litigation (the
"Consent Decree") approved by the United States District Court for the District of Columbia, which has retained jurisdiction over the interpretation and enforcement of the Consent Decree.

The Company includes a holding company, Pacific Telesis; two BOCs, Pacific Bell and Nevada Bell; and certain diversified subsidiaries. The holding company provides financial, strategic planning, legal and general administrative functions on its own behalf and on behalf of its subsidiaries.

Pacific Bell and its wholly-owned subsidiaries, Pacific Bell Directory, Pacific Bell Information Services and Pacific Bell Mobile Services, and Nevada Bell provide a variety of communications and information services in California and Nevada. These services include: (1) dialtone and usage services including local service (both exchange and private line), message toll services within a service area, Wide Area Toll Service (WATS) / 800 services within a service area, Centrex service (a central office-based switching service) and various special and custom calling services; (2) exchange access to interexchange carriers and information service providers for the origination and termination of switched and non-switched (private line) voice and data traffic; (3) billing services for interexchange carriers and information service providers; (4) various operator services; (5) installation and maintenance of customer premises wiring; (6) public communications services; (7) directory publishing; and (8) selected information services, such as voice mail and electronic mail. Pacific Bell Mobile Services was formed in 1994 to offer personal communications services and other mobile telecommunications services and has not yet commenced service.


                          PACIFIC TELESIS FINANCING I

Pacific Telesis Financing is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust executed by Pacific Telesis, as sponsor (the "Sponsor"), and the trustees of Pacific Telesis Financing (the "Pacific Telesis Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on October 17, 1995. The declaration of trust will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. Pacific Telesis will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of Pacific Telesis Financing and will own all of the issued and outstanding Common Securities. Pacific Telesis Financing exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. The Trust has a term of 55 years, but may be terminated earlier as provided in the Declaration.

Pursuant to the Declaration, the number of Pacific Telesis Trustees will initially be five. Three of the Pacific Telesis Trustees (the "Regular Trustees") will be persons who are employees or officers of or who are affiliated with Pacific Telesis. The fourth trustee will be a financial institution unaffiliated with Pacific Telesis that will serve as property trustee under the Declaration and as indenture trustee for the purposes of the Trust Indenture Act (the "Property Trustee"). The fifth trustee will be a natural person who is a resident of the State of Delaware or a legal entity which maintains a principal place of business in the State of Delaware (the "Delaware Trustee"). The First National Bank of Chicago will act as the Property Trustee and Michael J. Majchrzak, an employee of an affiliate of the Property Trustee and a Delaware resident, will act as the Delaware Trustee, in each case until removed or replaced by the holder of the Common Securities. The First National Bank of Chicago will also act as indenture trustee under the Guarantee (the "Guarantee Trustee"). See "Description of the Guarantees" in the accompanying Prospectus.

The Property Trustee will hold title to the Subordinated Debentures for the benefit of the Trust and the holders of the Trust Securities and, so long as the Subordinated Debentures are held by Pacific Telesis Financing, the Property Trustee will have the power to exercise all rights, powers, and privileges of a holder of Subordinated Debentures under the Indenture (as defined in "Description of Subordinated Debentures" herein). In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Subordinated Debentures for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. Pacific Telesis, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Pacific Telesis Trustee and to increase or decrease the number of Pacific Telesis Trustees. Pacific Telesis will pay all fees, expenses, debts and obligations (other than the Trust Securities) related to Pacific Telesis Financing and the offering of the Trust Securities. See "Description of the Preferred Securities -- Expenses and Taxes."

The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act, as amended (the "Trust Act") and the Trust Indenture Act. See "Description of the Preferred Securities."

                                 RISK FACTORS

Prospective purchasers of Preferred Securities should carefully review the information contained in other sections of this Prospectus Supplement and in the accompanying Prospectus and should in particular consider the following matters.

Ranking  of  Subordinate  Obligations  Under the  Guarantee  and  Subordinated
Debentures

Pacific Telesis' obligations under the Guarantee are unsecured and subordinate and junior in right of payment to all liabilities of Pacific Telesis and pari passu with the most senior preferred or preference stock now or hereafter issued, from time to time, if any, by Pacific Telesis, except those made subordinate or pari passu by their terms, and with any guarantee now or hereafter issued by Pacific Telesis in respect of any preferred stock or preference stock of any affiliate of Pacific Telesis. The obligations of Pacific Telesis under the Subordinated Debentures are subordinate and junior in right of payment, to the extent set forth herein, to all present and future Senior Indebtedness of Pacific Telesis and will be effectively subordinated to all existing and future liabilities and obligations of Pacific Telesis' subsidiaries and partnerships. At September 30, 1995, the aggregate amount of Senior Indebtedness and liabilities and obligations of Pacific Telesis' subsidiaries and partnerships that would have effectively ranked senior to the Subordinated Debentures was approximately $13,025 million. There are no terms in the Preferred Securities, the Subordinated Debentures or the Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debentures and the Guarantee. See "Description of the Guarantees -- Status of the Guarantees" in the accompanying Prospectus, and "Description of the Subordinated Debentures -
- Subordination" herein.

Trust Distributions Dependent On Pacific Telesis' Payments On Subordinated Debentures

The Trust's ability to make distributions and other payments on the Preferred Securities is solely dependent upon Pacific Telesis making interest and other payments on the Subordinated Debentures. If Pacific Telesis were not to make payments on the Subordinated Debentures for any reason, including as a result of Pacific Telesis' election to defer the payment of interest on the Subordinated Debentures by extending the interest period on the Subordinated Debentures or as a result of Pacific Telesis' election to extend the maturity of the Subordinated Debentures, the Trust will not make payments on the Trust Securities. In such an event, holders of the Preferred Securities would not be able to rely on the Guarantee since distributions and other payments on the Preferred Securities are subject to such Guarantee only if and to the extent that Pacific Telesis Financing has funds available therefor. Holders of the Preferred Securities have the right to proceed first and directly against Pacific Telesis to enforce Pacific Telesis' obligations to make payments under the Guarantee. However, if the Trust's failure to make distributions on the Preferred Securities is a consequence of Pacific Telesis' exercise of its right to extend the interest payment period for the Subordinated Debentures, the Guarantee does not provide that any payment shall be made on the Preferred Securities. See "Description of the Guarantees -- Status of the Guarantees" in the accompanying Prospectus.

Option to Extend Interest Payment Period or Maturity Date

Pacific Telesis has the right under the Indenture to (a) defer payments of interest on the Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Subordinated Debentures or
(b) to extend the maturity date of the Subordinated Debentures. As a consequence of an extension of the interest payment period, quarterly distributions on the Preferred Securities would be deferred (but despite such deferral, to the extent permitted by law, would continue to accrue with interest thereon compounded quarterly) by Pacific Telesis Financing during any such Extension Period. Such right to extend the interest payment period for the Subordinated Debentures is limited at any time to a period not exceeding 20 consecutive quarters, provided that no Extension Period may extend beyond the Maturity Date of the Subordinated Debentures. In the event that Pacific Telesis exercises this right to defer interest payments, then, prior to the payment of all accrued interest on outstanding Subordinated Debentures, (a) Pacific Telesis shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, (b) Pacific Telesis shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Pacific Telesis that rank pari passu with or junior to the Subordinated Debentures and (c) Pacific Telesis shall not make guarantee payments with respect to the foregoing (other than pursuant to the Guarantee); provided, however, that restriction (a) above does not apply to any stock dividends paid by Pacific Telesis where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any such Extension Period, Pacific Telesis may further extend the interest payment period; provided that, such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the Maturity Date of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Pacific Telesis may commence a new Extension Period, subject to the above requirements. Consequently, there could be multiple Extension Periods of varying lengths prior to the Maturity Date of the Subordinated Debentures. See "Description of the Preferred Securities -- Distributions" and "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period."

Tax Consequences of Extension of Interest Payment Period

Should Pacific Telesis exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will continue to accrue income (as original issue discount ("OID")) in respect of the deferred interest allocable to its Preferred Securities for United States federal income tax purposes. Such income will be allocated but not distributed to holders of record of Preferred Securities. As a result, each such holder of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from Pacific Telesis Financing related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. Pacific Telesis has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. However, should Pacific Telesis determine to exercise such right in the future, the market price of the Preferred Securities is likely to be adversely affected. A holder that disposes of its Preferred Securities during an

Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of Pacific Telesis' right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Subordinated Debentures) may be more volatile than other securities on which OID accrues that do not have such rights. See "United States Federal Income Taxation -- Original Issue Discount."

Special Event Redemption or Distribution

Upon the occurrence of a Special Event, Pacific Telesis Financing shall be dissolved, except in the limited circumstance described herein, with the result that the Subordinated Debentures would be distributed to the holders of the Trust Securities. In the case of a Special Event that is a Tax Event, in certain circumstances, Pacific Telesis shall have the right to redeem the Subordinated Debentures, in whole or in part, in which event Pacific Telesis Financing will redeem the Trust Securities on a pro rata basis to the same extent as the Subordinated Debentures are redeemed by Pacific Telesis. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

Under current United States federal income tax law, a distribution of Subordinated Debentures upon the dissolution of Pacific Telesis Financing would not be a taxable event to holders of the Preferred Securities. However, a dissolution of Pacific Telesis Financing in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- Receipt of Subordinated Debentures or Cash Upon Liquidation of Pacific Telesis Financing."

There can be no assurance as to the market prices for the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of Pacific Telesis
Financing were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debentures that a holder of Preferred Securities may receive on dissolution and liquidation of Pacific Telesis
Financing, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Subordinated Debentures upon the occurrence of a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Subordinated Debentures and should carefully review all the information regarding the Subordinated
Debentures and Pacific Telesis contained herein and in the accompanying Prospectus. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Subordinated Debentures."

Prepayment Considerations; Option to Extend Scheduled Maturity Date.

At the option of Pacific Telesis, the Subordinated Debentures may be redeemed, in whole or in part, at any time on or after _____________, 2000, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date. See "Description of the Subordinated Debentures - Optional Redemption." Investors in the Preferred Securities should assume that Pacific Telesis will exercise its redemption option if Pacific Telesis is able to refinance at a lower interest rate or it is otherwise in the interest of Pacific Telesis to redeem the Subordinated Debentures. If Subordinated Debentures are redeemed, Pacific Telesis Financing must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of Subordinated Debentures so redeemed. See "Description of the Preferred Securities - Mandatory Redemption."

Pacific Telesis also has the option to extend the maturity date of the Subordinated Debentures once for up to an additional 19 years beyond the Scheduled Maturity Date of _____________, 2025. See "Description of the
Subordinated Debentures - Option to Extend Scheduled Maturity Date." Investors in the Preferred Securities should assume that Pacific Telesis will exercise its option to extend the term if Pacific Telesis is unable to refinance at a lower interest rate or it is otherwise in the interest of Pacific Telesis to defer the maturity of the Subordinated Debentures. The Preferred Securities will not be redeemed until the Subordinated Debentures have been repaid or redeemed. See "Description of the Preferred Securities - Mandatory Redemption."

Limited Voting Rights

Holders of Preferred Securities will have only limited voting rights primarily in connection with directing the activities of the Property Trustee as the holder of the Subordinated Debentures. Such holders will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Pacific Telesis Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See ""Description of the Preferred Securities -- Voting Rights."

Trading Price

The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. A holder who disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include as ordinary income OID on the Subordinated Debentures accrued through the date of disposition, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation -- Original Issue Discount" and "United States Federal Income Taxation -- Sales of Preferred Securities."


                      RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to combined fixed charges from continuing operations of Pacific Telesis Group and its consolidated subsidiaries for the periods indicated. For the purpose of calculating this ratio, earnings consist of income before income taxes and fixed charges. Fixed charges include interest on indebtedness (excluding discontinued operations) and the portion of rentals representative of the interest factor.

                     Nine
                    Months
                     Ended
                  September 30                Year Ended December 31,
Ratio of          -------------       -----------------------------------
Earnings          1995    1994        1994    1993   1992    1991   1990
to Fixed          ----    ----        ----    ----   ----    ----   ----
Charges           4.23    4.85        4.60    1.37   4.21    3.42   3.27
                  ====    ====        ====    ====   ====    ====   ====

                   CAPITALIZATION OF PACIFIC TELESIS GROUP

The following table sets forth the unaudited consolidated capitalization of Pacific Telesis at September 30, 1995, and as adjusted to reflect the sale of the Preferred Securities and the application of the estimated net proceeds therefrom. See "Use of Proceeds." The table should be read in conjunction with Pacific Telesis' consolidated financial statements and notes thereto included in the documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

                                                             At
                                                       September 30, 1995
                                                     --------------------
                                                                    As
(Dollars in millions)                                  Actual    Adjusted
                                                        (2)         (2)
                                                       ------    --------
Short-term borrowings................................  $  881     $  398
                                                      =======     =======
Long-term borrowings ................................  $5,232     $5,232
                                                      -------     -------
Company-obligated mandatorily redeemable
Preferred Securities of Trust (3) ...................  $    -     $  500 (1)
                                                      -------     -------
Common shareholders' equity:
 Common shares - $0.10 par value; 1,100,000,000
 authorized; 428,399,646 outstanding (2).............  $   43     $   43
 Additional paid-in capital .........................   3,494      3,494
 Reinvested earnings (4) ............................    (980)      (980)
 Treasury stock, at cost; 4,427,949 shares ..........    (128)      (128)
 Deferred compensation - LESOP TRUST ................    (256)      (256)
                                                      -------     -------
Total common shareholders' equity ...................   2,173      2,173
                                                      -------     -------
Total capitalization ................................  $7,405     $7,905
                                                      =======     =======

(1) One hundred percent of the assets of the Trust consists of approximately $515.5 million in principal amount of the Subordinated Debentures of Pacific Telesis with an interest rate of _____ and maturity date of ________ ,2025.

(2) Does not give effect to the shares of common stock of Pacific Telesis ("Common Stock"), that may be issued upon exercise of options to purchase 6,210,915 shares of Common Stock that were exercisable at September 30, 1995 under Pacific Telesis' stock option plans.

(3) Accounting Treatment - The financial statements of the Trust will be reflected in Pacific Telesis' consolidated financial statements. The "Company-obligated mandatorily redeemable Preferred Securities of Trust" represents a guaranteed minority interest in the Trust holding
     Subordinated Debentures of Pacific Telesis Group. In the future, the footnotes to Pacific Telesis' consolidated financial statements will describe the nature and terms of the Preferred Securities issued by the Trust. In addition, the Company will reflect the Trust Originated Preferred Securities as a separate line item on the Company's balance sheet titled "Corporation-obligated mandatorily redeemable preferred securities of trust" with a footnote on the face of the balance sheet which states that the sole asset of the Trust consists of $XXX in principal amount of the Subordinated Debentures of Pacific Telesis.

(4) Reinvested earnings is affected by the recent discontinuance of SFAS 71. See Footnote (2) under the "Pacific Telesis Group-Summary Financial Data" on page ___.

                                USE OF PROCEEDS

The proceeds from the sale of the Preferred Securities will be invested by Pacific Telesis Financing in Subordinated Debentures of Pacific Telesis issued pursuant to the Indenture therefor described herein. Pacific Telesis will use the net proceeds from the Subordinated Debentures to retire outstanding short-term indebtedness, primarily commercial paper. This commercial paper has been issued to provide working capital for the Company and bears interest at rates ranging between 5.5% and 6% and maturities ranging between one day and 90 days.


                    DESCRIPTION OF THE PREFERRED SECURITIES

The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, The First National Bank of Chicago, will act as the indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration, including those required to be made part of the Declaration by the Trust Indenture Act. The following summary of the principal terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part, the Trust Act and the Trust Indenture Act.

General

The Declaration authorizes the Regular Trustees to issue on behalf of Pacific Telesis Financing the Trust Securities, which represent undivided beneficial interests in the assets of Pacific Telesis Financing. All of the Common Securities will be owned by Pacific Telesis. The Common Securities will have equivalent terms to and will rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. In addition, holders of the Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, replace or remove Trustees and to increase or decrease the number of Trustees. The Declaration does not permit the issuance by Pacific Telesis Financing of any securities other than the Trust Securities or the incurrence of any indebtedness by Pacific Telesis Financing. Pursuant to the Declaration, the Property Trustee will hold the Subordinated Debentures purchased by Pacific Telesis Financing for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by Pacific Telesis Financing, and payments upon redemption of the Preferred Securities or liquidation of Pacific Telesis Financing, are guaranteed by Pacific Telesis to the extent described under "Description of the Guarantees" in the accompanying Prospectus. The Guarantee will be held by The First National Bank of Chicago, the Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Guarantee only covers payment of distributions when Pacific Telesis has made the corresponding payment of interest or principal on the Subordinated Debentures held by the Trust. In the absence of such payment of interest or principal, the remedy of a holder of Preferred Securities is to direct the Property Trustee to enforce the Property Trustee's rights as the holder of the Subordinated Debentures. See "-- Voting Rights."

Distributions

Distributions on the Preferred Securities will be fixed at a rate per annum of ____% of the stated liquidation amount of $25 per Preferred Security. Distributions in arrears for more than one quarter will bear interest thereon from and including the last day of such quarter at the rate per annum of ____% thereof compounded quarterly. The term "distributions" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarter, on the basis of the actual number of days elapsed in such 90-day quarter.

Distributions on the Preferred Securities will be cumulative, will accrue from ______, 1995, and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing ____________, 1995, when, as and if available for payment by the Property Trustee, except as otherwise described below.

Pacific Telesis has the right under the Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period from time to time on the Subordinated Debentures, which, if exercised, would defer quarterly distributions on the Preferred Securities (though, to the extent permitted by law, such distributions would continue to accrue with interest since interest would continue to accrue on the Subordinated Debentures) during any such Extension Period. Such right to extend the interest payment period for the Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters or extending beyond the Maturity Date of the Subordinated Debentures. In the event that Pacific Telesis exercises this right, then (a) Pacific Telesis shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, (b) Pacific Telesis shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Pacific Telesis that rank pari passu with or junior to the Subordinated Debentures and
(c) Pacific Telesis shall not make guarantee payments with respect to the foregoing (other than pursuant to the Guarantee); provided, however, that, the foregoing restriction (a) does not apply to any stock dividends paid by Pacific Telesis where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any such Extension Period, Pacific Telesis may further extend the interest payment period; provided that, such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters and may not extend beyond the Maturity Date of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Pacific Telesis may select a new Extension Period, subject to the above requirements. See "Description of the Subordinated Debentures -- Interest" and "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of Pacific Telesis Financing on the record date for distributions due at the end of such deferral period.

Distributions on the Preferred Securities must be paid on the dates payable to the extent that Pacific Telesis Financing has funds available for the payment of such distributions in the Property Account. Pacific Telesis Financing's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from Pacific Telesis under the Subordinated Debentures. See "Description of the Subordinated Debentures." The payment of distributions out of moneys held by Pacific Telesis Financing is guaranteed by Pacific Telesis to the extent set forth under "Description of the Guarantees" in the accompanying Prospectus.

Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of Pacific Telesis Financing on the relevant record dates, which, as long as the Preferred Securities remain in global form, will be one Business Day (as defined below) prior to the relevant payment dates. Such distributions will be paid through the Property Trustee who will hold amounts received in respect of the Subordinated Debentures in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "Book-Entry Issuance -- The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in global form, the Regular Trustees shall have the right to select relevant record dates, which shall be at least one Business Day but less than 60 Business Days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York, New York and Chicago, Illinois are permitted or required by any applicable law or regulation to close.

Mandatory Redemption

Upon the repayment of the Subordinated Debentures, whether at maturity or upon redemption, the proceeds from such repayment or redemption shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so repaid or redeemed at the Redemption Price; provided that, holders of Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. The Subordinated Debentures will mature on __________, 2025 unless the maturity date is extended at the option of Pacific Telesis (provided certain financial conditions are met), and may be redeemed, in whole or in part, at any time on or after __________, 2000 or at any time in certain circumstances upon the occurrence of a Tax Event. See "Description of the Subordinated Debentures -- Optional Redemption." In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Trust Securities will be redeemed pro rata to each holder according to the aggregate liquidation amount of Trust Securities held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities outstanding. See "Book-Entry Issuance -- The Depository Trust Company" below for a description of DTC's (as hereinafter defined) procedures in the event of redemption.

Special Event Redemption or Distribution

"Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, which amendment, change, interpretation or pronouncement is enacted, promulgated, issued or announced or which action is taken, in each case on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) Pacific Telesis Financing would be subject to United States federal income tax with respect to interest accrued or received on the Subordinated Debentures, (ii) Pacific Telesis Financing would be subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest payable to Pacific Telesis Financing on the Subordinated Debentures would not be deductible, in whole or in part, by Pacific Telesis for United States federal income tax purposes.

"Investment Company Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that Pacific Telesis Financing is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement.

If, at any time, a Tax Event or an Investment Company Event (each, as defined above, a "Special Event") shall occur and be continuing, Pacific Telesis Financing shall, except in the circumstances described below, be dissolved with the result that the Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in Pacific Telesis Financing on a pro rata basis within 90 days following the occurrence of such Special Event; provided, however, that, in the case of the occurrence of a Tax Event, as a condition of such dissolution and distribution the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United

States federal income tax purposes as a result of such dissolution of Pacific Telesis Financing and distribution of Subordinated Debentures, and provided further, that, if at the time there is available to Pacific Telesis Financing the opportunity to eliminate, within such 90 day period, the Special Event by taking some ministerial action, such as filing a form or making an election or pursuing some other reasonable measure that will have no adverse effect on Pacific Telesis Financing, Pacific Telesis or the holders of the Trust Securities, Pacific Telesis Financing will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event (i) Pacific Telesis has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that Pacific Telesis would be precluded from deducting the interest on the Subordinated Debentures for United States federal income tax purposes, even after the Subordinated Debentures were distributed to the holders of Trust Securities in liquidation of such holders' interests in Pacific Telesis Financing as described above, or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered, Pacific Telesis shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Subordinated Debentures, in whole or in part, for cash within 90 days following the occurrence of such Tax Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed shall be redeemed by Pacific Telesis Financing at the Redemption Price on a pro rata basis; provided, however, that, if at the time there is available to Pacific Telesis or Pacific Telesis Financing the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on Pacific Telesis Financing, Pacific Telesis or the holders of the Trust Securities, Pacific Telesis or Pacific Telesis Financing will pursue such measure in lieu of redemption.

If the Subordinated Debentures are distributed to the holders of the Preferred Securities, Pacific Telesis will use its best efforts to cause the Subordinated Debentures to be listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

After the date for any distribution of Subordinated Debentures upon dissolution of Pacific Telesis Financing, (i) the Preferred Securities will no longer be deemed to be outstanding and (ii) the record holders of the
Preferred Securities will receive a registered global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution in exchange for the Preferred Securities held by such holders.

There can be no assurance as to the market prices for either the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of Pacific Telesis Financing were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debentures that an investor may receive if a dissolution and liquidation of Pacific Telesis Financing were to occur, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

Redemption Procedures

Pacific Telesis Financing may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

If Pacific Telesis Financing gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that Pacific Telesis has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debentures, Pacific Telesis Financing will pay the Redemption Price to the holders of the Preferred Securities. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the

Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that Pacific Telesis fails to repay the Subordinated Debentures on maturity or payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by Pacific Telesis Financing or by Pacific Telesis pursuant to the Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed as described below under "Book-Entry Issuance--The Depository Trust Company."

If a partial redemption of the Preferred Securities would result in the delisting of the Preferred Securities by a national securities exchange or other organization on which the Preferred Securities are then listed, Pacific Telesis pursuant to the Indenture will only redeem the Subordinated Debentures in whole and, as a result, the Trust may only redeem the Preferred Securities in whole.

Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), Pacific Telesis or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

Liquidation Distribution Upon Dissolution

In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of Pacific Telesis Financing (each a "Liquidation"), the then holders of the Preferred Securities and Common Securities will be entitled to receive on a pro rata basis solely out of the assets of Pacific Telesis Financing, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Subordinated Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities have been distributed on a pro rata basis to the holders of the Preferred Securities.

If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because Pacific Telesis Financing has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by Pacific Telesis Financing on the Preferred Securities and the Common Securities shall be paid on a pro rata basis. The holders of the
Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

Termination

Pursuant to the Declaration, Pacific Telesis Financing shall terminate upon the earliest of (i) __________, 2050, (ii) the bankruptcy of Pacific Telesis,
(iii) the filing of a certificate of dissolution or its equivalent with respect to Pacific Telesis, the filing of a certificate of cancellation with respect to Pacific Telesis Financing, or the revocation of the charter of Pacific Telesis and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) the distribution of Subordinated Debentures upon the occurrence of a Special Event, (v) the entry of a decree of a judicial dissolution of Pacific Telesis or Pacific Telesis Financing, or
(vi) the redemption of all the Trust Securities.

Declaration Events of Default

An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"), provided that, pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

Upon the occurrence of a Declaration Event of Default, the Indenture Trustee (as defined herein) or the Property Trustee as the holder of the Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Subordinated Debentures to be immediately due and payable. Pacific Telesis and Pacific Telesis Financing are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

Voting Rights

Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Guarantees -- Modification of the Guarantees; Assignment" in the accompanying Prospectus, and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Subordinated Debentures, to (i) exercise the remedies available under the Indenture with respect to the Subordinated Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Base Indenture (as defined herein), or (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable, or consent to any amendment, modification or termination of the Indenture or the Subordinated Debentures, where such consent should be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of more than a majority of the holders (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority of the Preferred Securities may direct the Property Trustee to give such consent or take such action. A record holder of Preferred Securities may institute a proceeding directly against Pacific Telesis for enforcement of payment to the holder of the Subordinated Debentures of the principal and interest on the Subordinated Debentures after the respective due dates specified in the Subordinated Debentures. If, with respect to other than principal and interest payments on the Subordinated Debentures, the Property Trustee fails to enforce its rights under the Declaration (including, without limitation, its rights, powers and privileges as a holder of the Subordinated Debentures under the Indenture), a record holder of Preferred Securities may, subject to certain provisions of the Declaration, institute a legal proceeding directly against any person to enforce the Property Trustee's rights under the Declaration without first instituting any legal proceeding against the Property Trustee or any other person or entity. The Property Trustee shall notify all holders of the
Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Subordinated Debentures. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Property Trustee shall not take any of the actions described in clauses
(i), (ii) or (iii) above unless the Property Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, Pacific Telesis Financing will not be classified as other than a grantor trust for United States federal income tax purposes.

In the event the consent of the Property Trustee, as the holder of the Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Subordinated

Debentures, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debentures outstanding. The Property Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that Pacific Telesis Financing will not be classified as other than a grantor trust for United States federal income tax purposes on account of such action.

A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information:
(i) the date of such meeting or the date by which such action is to be  taken;
(ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for Pacific Telesis Financing to redeem and cancel Preferred Securities or distribute Subordinated Debentures in accordance with the Declaration.

Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by Pacific Telesis or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Pacific Telesis, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

The procedures by  which holders  of Preferred Securities  may exercise  their
voting  rights  are  described below.    See "--  Book-Entry  Issuance  -- The
Depository Trust Company" below.

Holders of the Preferred Securities will have no rights to appoint or remove the Pacific Telesis Trustees, who may be appointed, removed or replaced solely by Pacific Telesis as the indirect or direct holder of all of the Common Securities.

Modification of the Declaration

The Declaration may be modified and amended if approved by a majority of the Regular Trustees (and in certain circumstances the Property Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution, winding-up or termination of Pacific Telesis Financing other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least 66 2/3% in liquidation amount of the Trust Securities affected thereby; provided that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of 66 2/3% in liquidation amount of such class of Trust Securities.

Notwithstanding the foregoing, no amendment or modification may be made to the

Declaration if such amendment or modification would (i) cause Pacific Telesis Financing to be classified as other than a grantor trust for United States federal income tax purposes, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause Pacific Telesis Financing to be deemed an "investment company" which is required to be registered under the 1940 Act.

Mergers, Consolidations or Amalgamations

Pacific Telesis Financing may not consolidate, amalgamate, merge with or into or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. Pacific Telesis Financing may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided that, (i) such successor entity either
(x) expressly assumes all of the obligations of Pacific Telesis Financing under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Pacific Telesis expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Subordinated Debentures,
(iii) the Preferred Securities or any Successor Securities with respect to the Preferred Securities are listed, or any such Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities with respect to the Preferred Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of Pacific Telesis Financing, (vii) prior to such merger, consolidation, amalgamation or replacement, Pacific Telesis has received an opinion of a nationally recognized independent counsel to Pacific Telesis Financing experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (B) following such merger, consolidation, amalgamation or replacement, neither Pacific Telesis Financing nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) Pacific Telesis guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, Pacific Telesis Financing shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause Pacific Telesis Financing or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes and each holder of the Trust Securities not to be treated as owning an undivided beneficial interest in the Subordinated Debentures.

Expenses and Taxes

In the Declaration, Pacific Telesis has agreed to pay for all debts and other obligations (other than with respect to the Trust Securities) and all costs and expenses of Pacific Telesis Financing (including costs and expenses relating to the organization of Pacific Telesis Financing, the fees and expenses of the Trustees and the costs and expenses relating to the operation of Pacific Telesis Financing) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which Pacific Telesis Financing might become subject. The foregoing obligations of Pacific Telesis under the Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of Pacific Telesis directly against Pacific Telesis, and Pacific Telesis has irrevocably waived any right or remedy to require that any such Creditor take any action against Pacific Telesis Financing or any other person before proceeding against Pacific Telesis. Pacific Telesis has also agreed in the Declaration to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

Book-Entry Issuance -- The Depository Trust Company

The Depository Trust Company ("DTC") will act as securities depository for the Preferred Securities. The Preferred Securities initially will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, will be issued and will be delivered to DTC.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

DTC has advised Pacific Telesis and Pacific Telesis Financing that DTC is a limited-purpose trust company organized under the New York Banking Law, a
"banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

To facilitate subsequent transfers, all the Preferred Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will reduce pro rata the amount of the interest of each Direct Participant in such Preferred Securities to be redeemed in accordance with its procedures.

Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to Pacific Telesis Financing as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Pacific Telesis and Pacific Telesis Financing believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in Pacific Telesis Financing.
Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, Pacific Telesis Financing or Pacific Telesis, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of distributions to DTC is the responsibility of Pacific Telesis Financing, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

Except as provided herein, a Beneficial Owner in a global Preferred Security certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to Pacific Telesis Financing. Under such circumstances, in the event that a successor securities depository is not obtained, Preferred Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of Pacific Telesis) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depository) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Pacific Telesis and Pacific Telesis Financing believe to be reliable, but neither Pacific Telesis nor Pacific Telesis Financing takes responsibility for the accuracy thereof.

Information Concerning the Property Trustee

The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration, in the terms of the Trust Securities or in the Trust Indenture Act and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default. The Property Trustee also serves as Guarantee Trustee.

Paying Agent

In the event that the Preferred Securities do not remain in book-entry form, the following provisions would apply:

The Property Trustee will act as paying agent, and may designate an additional or substitute paying agent at any time.

Registration of transfers of Preferred Securities will be effected without charge by or on behalf of Pacific Telesis Financing, but upon payment (with the giving of such indemnity as Pacific Telesis Financing or Pacific Telesis may require) in respect of any tax or other government charges that may be imposed in relation to it.

Pacific  Telesis Financing  will not be  required to  register or  cause to be
registered  the   transfer  of  Preferred  Securities   after  such  Preferred
Securities have been called for redemption.

Governing Law

The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

Miscellaneous

The Regular Trustees are authorized and directed to operate Pacific Telesis Financing in such a way so that Pacific Telesis Financing will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. Pacific Telesis is authorized and directed to conduct its affairs so that the Subordinated Debentures will be treated as indebtedness of Pacific Telesis for United States federal income tax purposes. In this connection, Pacific Telesis and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Pacific Telesis Financing or the certificate of incorporation of Pacific Telesis, that each of Pacific Telesis and the Regular Trustees determines in its discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

Holders of the Preferred Securities have no preemptive rights.

                  DESCRIPTION OF THE SUBORDINATED DEBENTURES

Set forth below is a description of the specific terms of the Subordinated Debentures in which Pacific Telesis Financing will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of the Subordinated Debt Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Debt Securities Indenture, dated as of ______, 1995 (the "Base Indenture"), between Pacific Telesis and The First National Bank of Chicago, as Trustee (the "Indenture Trustee"), as supplemented by a First Supplemental Indenture, dated as of ______, 1995 (the Base Indenture, as so supplemented, is hereinafter referred to as the "Indenture"), the forms of which are filed as Exhibits to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part and the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture.

Under certain circumstances involving the dissolution of Pacific Telesis Financing following the occurrence of a Special Event, Subordinated Debentures may be distributed to the holders of the Trust Securities in liquidation of Pacific Telesis Financing. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

If the Subordinated Debentures are distributed to the holders of the Preferred Securities, Pacific Telesis will use its best efforts to have the Subordinated Debentures listed on the New York Stock Exchange or on such other exchange on which the Preferred Securities are then listed.

General

The Subordinated Debentures will be issued as unsecured subordinated debt securities under the Indenture. The Subordinated Debentures will be limited in aggregate principal amount to approximately $___________, such amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and the capital contributed by Pacific Telesis in exchange for the Common Securities (the "Pacific Telesis Payment").

The Subordinated Debentures are not subject to a sinking fund provision. The entire principal of the Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compounded Interest (as hereinafter defined), if any, on __________, 2025, subject to the election of Pacific Telesis to extend the scheduled maturity date of the Subordinated Debentures to a date not later than __________, 2044, which election is subject to Pacific Telesis' satisfying certain financial conditions. See " -- Option to Extend Maturity Date."

If Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in Pacific Telesis Financing, it is presently anticipated that such Subordinated Debentures will initially be issued in the form of one or more Global Securities (as defined below). As described herein, under certain limited circumstances, Subordinated Debentures may be issued in definitive certificated form in exchange for a Global Security. See "--Book-Entry and Settlement" below. In the event that Subordinated Debentures are issued in definitive certificated form, such Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Subordinated Debentures issued as a Global Security will be made to DTC or its nominee, a successor depository or its nominee. In the event Subordinated Debentures are issued in definitive certificated form, principal and interest will be payable, the transfer of the Subordinated Debentures will be registrable and Subordinated Debentures will be exchangeable for Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust offices of the Indenture Trustee in Chicago, Illinois and New York, New York; provided that, payment of interest may be made at the option of Pacific Telesis by check mailed to the address of the persons entitled thereto.

Subordination

The Indenture provides that the Subordinated Debentures are subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of Pacific Telesis whether now existing or hereafter incurred. In the event and during the continuation of any default by Pacific Telesis in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of Pacific Telesis, or in the event that the maturity of any Senior Indebtedness of Pacific Telesis has been accelerated because of a default, then in either case, no payment will be made by Pacific Telesis with respect to the principal (including redemption payments) of or interest on the Subordinated Debentures. Upon any distribution of assets of Pacific Telesis to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of Pacific Telesis must be paid in full before the holders of Subordinated Debentures are entitled to receive or retain any payment. In the event that the Subordinated Debentures are declared due and payable before the Maturity Date, then all amounts due or to become due on all Senior Indebtedness shall have been paid in full before holders of the Subordinated Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness of Pacific Telesis to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debentures are paid in full.

The term "Senior Indebtedness" means, with respect to Pacific Telesis, all indebtedness of such obligor, whether now existing or hereafter created, but excluding trade accounts payable arising in the ordinary course of business. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor; (ii) all capital lease obligations of such obligor; (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such obligor for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;
(v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, including, without limitation, under all support agreements or guarantees by Pacific Telesis of debentures, notes and other securities issued by its subsidiaries PacTel Capital Resources and PacTel Capital Funding; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor); except in each case for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Debentures, and
(2) any indebtedness between or among such obligor and its affiliates, including all other debt securities and guarantees in respect of those debt securities issued to (a) any other Pacific Telesis Trust (as defined in the Prospectus) or a trustee of such trust or (b) any other trust, or a trustee of such trust, or any partnership or other entity affiliated with Pacific Telesis that is a financing vehicle of Pacific Telesis (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities that rank pari passu with, or junior to, the Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Pacific Telesis. As of September 30, 1995, the aggregate amount of Senior Indebtedness and liabilities and obligations of Pacific Telesis' subsidiaries and partnerships that would have effectively ranked senior to the Subordinated Debentures was approximately $13,025 million.

Optional Redemption

Pacific Telesis shall have the right to redeem the Subordinated Debentures, in whole or in part, from time to time, on or after __________, 2000, or at any time in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Preferred Securities -- Special Event Redemption or Distribution," upon not less than 30 nor more than 60 days notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date. If a partial redemption of the Preferred Securities resulting from a partial redemption of the Subordinated Debentures would result in the delisting of the Preferred Securities, Pacific Telesis may only redeem the Subordinated Debentures in whole. Pacific Telesis may not redeem fewer than all outstanding Subordinated Debentures unless there was no accrued and unpaid interest on the Subordinated Debentures as of the Interest Payment Date (as defined below) next preceding the redemption date.

Interest

Each Subordinated Debenture shall bear interest at the rate of ____% per annum from the original date of issuance, or from the most recent interest payment date to which interest has been paid or provided for, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each an "Interest Payment Date"), commencing _____________, 1995 to the person in whose name such Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Subordinated Debentures shall not continue to remain in book-entry form, Pacific Telesis shall have the right to select record dates, which shall be more than one Business Day prior to the Interest Payment Date.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Option to Extend Scheduled Maturity Date

The "Scheduled Maturity Date" of the Subordinated Debentures is _______, 2025. Pacific Telesis, however, may, before the Scheduled Maturity Date, extend such maturity date no more than one time for up to an additional 19 years (_____, 2025 or the extended maturity date then in effect, as the case may be, is hereinafter referred to as the "Maturity Date"). Pacific Telesis must exercise its right to extend the term at least 90 days prior to the Scheduled Maturity Date, may not extend the term more than once and must satisfy the following conditions on the Scheduled Maturity Date: (a) Pacific Telesis is not in bankruptcy or otherwise insolvent, (b) Pacific Telesis is not in default on any Subordinated Debt Securities issued to a Pacific Telesis Trust or to any trustee of such trust in connection with an issuance of trust securities by such Pacific Telesis Trust, (c) Pacific Telesis has made timely payments on the Subordinated Debentures for the immediately preceding six quarters without deferrals, (d) Pacific Telesis Financing is not in arrears on payments of distributions on the Trust Securities, (e) the Subordinated Debentures are rated investment grade by any one of Standard & Poor's Corporation, Moody's Investors Service, Inc., Fitch Investor Services, Duff & Phelps Credit Rating Company or any other nationally recognized statistical rating organization, and (f) the final maturity of such Subordinated Debentures is not later than the 49th anniversary of the issuance of the Preferred Securities. Pursuant to the Declaration, the Regular Trustees are required to give notice of Pacific Telesis' election to extend the maturity date to the holders of the Preferred Securities.

Option to Extend Interest Payment Period

Pacific Telesis shall have the right at any time, and from time to time, during the term of the Subordinated Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, at the end of which Extension Period, Pacific Telesis shall pay all interest then accrued and unpaid, together with interest thereon compounded quarterly at the rate specified for the Subordinated Debentures to the extent permitted by applicable law ("Compounded Interest"); provided that no Extension Period shall extend beyond the Maturity Date; and provided further that, during any such Extension Period, (a) Pacific Telesis shall not declare or pay any dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock, (b) Pacific Telesis shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Pacific Telesis that rank pari passu with or junior to the Subordinated Debentures and (c) Pacific Telesis shall not make guarantee payments with respect to the foregoing (other than pursuant to the Guarantee); provided, however, that, the foregoing restriction (a) does not apply to any stock dividends paid by Pacific Telesis where the dividend stock is the same as that on which the dividend is paid. Prior to the termination of any such Extension Period, Pacific Telesis may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the Maturity Date. Upon the termination of any Extension Period and the payment of all amounts then due, Pacific Telesis may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. Pacific Telesis has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. If the Property Trustee shall be the sole holder of the Subordinated Debentures, Pacific Telesis shall give the Regular Trustees and the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of
(i) the date distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution is payable. The Regular Trustees shall give notice of Pacific Telesis' selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee shall not be the sole holder of the Subordinated Debentures, Pacific Telesis shall give the holders of the Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which Pacific Telesis is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Subordinated

Debentures of the record or payment date of such related interest payment.

Indenture Events of Default

If any Indenture Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Subordinated Debentures, will have the right to declare the principal of and the interest on the Subordinated Debentures (including any Compounded Interest and any other amounts payable under the Indenture) to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debentures subject to the
subordination  provisions  in  the  Declaration.    See  "Description  of  the
Subordinated Debt Securities -- Events of Default" in the accompanying Prospectus for a description of the Indenture Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. A record holder of Preferred Securities may institute a proceeding directly against Pacific Telesis for enforcement of payment to the holder of the Subordinated Debentures of the principal and interest on the Subordinated Debentures after the respective due dates specified in the Subordinated Debentures. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights, with respect to other than principal and interest payments on the Subordinated Debentures, as the holder of the Subordinated Debentures. See "Description of the Preferred Securities -- Declaration Events of Default" and "Description of the Preferred Securities -- Voting Rights."

Book-Entry and Settlement

If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of Pacific Telesis Financing as a result of the occurrence of a Special Event, it is presently anticipated that the Subordinated Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of a securities depository or its nominee. Except under the limited circumstances described below, Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or to a successor depository or its nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Subordinated Debentures in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depository or its nominee or to a successor depository or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depository or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a Holder under the Indenture.

The Depository

If Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in Pacific Telesis Financing, DTC will act as securities depository for the Subordinated Debentures. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Preferred Securities -- Book-Entry Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. Pacific Telesis may appoint a successor to DTC or any successor depository in the event DTC or such successor depository is unable or unwilling to continue as a depository for the Global Securities.

None of Pacific Telesis, Pacific Telesis Financing, the Indenture Trustee, any paying agent and any other agent of Pacific Telesis or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Discontinuance of the Depository's Services

A Global Security shall be exchangeable for Subordinated Debentures in definitive certificated form registered in the names of persons other than the depository or its nominee only if (i) the depository notifies Pacific Telesis that it is unwilling or unable to continue as a depository for such Global Security and no successor depository shall have been appointed, (ii) the depository, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depository is required to be so registered to act as such depository and no successor depository shall have been appointed, or (iii) Pacific Telesis, in its sole discretion, determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debentures registered in such names as the depository shall direct. It is expected that such instructions will be based upon directions received by the depository from its Participants with respect to ownership of beneficial interests in such Global Security.

Miscellaneous

The Indenture will provide that Pacific Telesis will pay all fees and expenses related to (i) the offering of the Trust Securities and the Subordinated Debentures, (ii) the organization, maintenance and dissolution of Pacific Telesis Financing, (iii) the retention of the Pacific Telesis Trustees and
(iv) the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities.


                        EFFECT OF OBLIGATIONS UNDER THE
                   SUBORDINATED DEBENTURES AND THE GUARANTEE

As set forth in the Declaration, the sole purpose of Pacific Telesis Financing is to (i) issue the Trust Securities evidencing undivided beneficial interests in the assets of Pacific Telesis Financing, (ii) invest the proceeds from such issuance and sale in the Subordinated Debentures and (iii) engage in only those other activities necessary or incidental thereto.

As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because: (i) the aggregate principal amount of Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) Pacific Telesis shall pay all, and Pacific Telesis Financing shall not be obligated to pay, directly or indirectly, any, costs, expenses, debts and obligations of Pacific Telesis Financing; and (iv) the Declaration further provides that the Pacific Telesis Trustees shall not cause or permit Pacific Telesis Financing to, among other things, engage in any activity that is not consistent with the purposes of Pacific Telesis Financing.

Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by Pacific Telesis as and to the extent set forth under "Description of the Guarantees" in the accompanying Prospectus. If Pacific Telesis does not make interest and/or principal payments on the Subordinated Debentures purchased by Pacific Telesis Financing, it is expected that Pacific Telesis Financing will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee is a full and unconditional guarantee from the time of its issuance, but will not apply to the payment of distributions and other payments on the Preferred Securities when Pacific Telesis Financing does not have sufficient funds to make such distributions or other payments.

If Pacific Telesis fails to make interest and/or principal payments on the Subordinated Debentures when due (taking account of any Extension Period), a record holder of Preferred Securities may institute a proceeding directly against Pacific Telesis for enforcement of payment to the holder of the Subordinated Debentures of the principal and interest on the Subordinated Debentures after the respective due dates specified in the Subordinated Debentures. If another Indenture Event of Default occurs and is continuing, the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities -- Voting Rights," may direct the Property Trustee to enforce its rights under the Subordinated Debentures. If, with respect to other than principal and interest payments on the Subordinated Debentures, the Property Trustee fails to enforce its rights under the Subordinated Debentures, a holder of Preferred Securities may institute a legal proceeding directly against any person to enforce the Property Trustee's rights under the Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity.

If Pacific Telesis fails to make payments to holders of Preferred Securities under the Guarantee, any such holder of the Preferred Securities may institute a legal proceeding directly against Pacific Telesis to enforce Pacific Telesis' obligation to make such payments.

Pacific Telesis' obligations under the Declaration, the Guarantee, the Subordinated Debentures and the Indenture, taken together, constitute a full and unconditional guarantee by Pacific Telesis of payments due on the Preferred Securities. See "Description of the Guarantees -- General" in the accompanying Prospectus.

                     UNITED STATES FEDERAL INCOME TAXATION

General

The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who purchase the Preferred Securities upon original issuance ("Initial Holders"). It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), U. S. Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

Classification of the Subordinated Debentures and Pacific Telesis Financing

In connection with the issuance of the Subordinated Debentures, Phillip J. Lauro, Executive Director of Taxes of Pacific Telesis and tax counsel for Pacific Telesis and Pacific Telesis Financing, will render his opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), the Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of Pacific Telesis.

In connection with the issuance of the Preferred Securities, Mr. Lauro will render his opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration, Pacific Telesis Financing will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of
Preferred Securities generally will be considered the owner of an undivided interest in the Subordinated Debentures. Each holder will be required to include in its gross income its allocable share of income accrued on the Subordinated Debentures.

Investors should be aware that these tax opinions do not address any other issue and are not binding on the Internal Revenue Service or the courts.

Original Issue Discount

The Subordinated Debentures will be treated as issued with original issue discount. Holders of debt instruments issued with OID must include the OID in income on an economic accrual basis regardless of their method of tax accounting and regardless of the timing of the receipt of cash attributable to the OID. Generally, all of a holder's taxable interest income with respect to the Subordinated Debentures will be accounted for as OID, and actual payments and distributions of stated interest will not be separately reported as taxable income. The amount of OID that accrues in any quarter will approximately equal the amount of the interest that accrues on the Subordinated Debentures in that quarter at the stated interest rate. In the event that the interest payment period is extended, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period.

Because income on the Preferred Securities will constitute OID, corporate holders of Preferred Securities will not be entitled to a dividends - received deduction with respect to any income recognized with respect to the Preferred Securities.

Market Discount and Bond Premium

Holders of Preferred Securities other than Initial Holders may be considered to have acquired their undivided interests in the Subordinated Debentures with "market discount or "acquisition premium as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

Receipt of Subordinated Debentures or Cash Upon Liquidation of Pacific Telesis Financing

Under certain circumstances, as described under the caption "Description of the Preferred Securities -- Special Event Redemption or Distribution," Subordinated Debentures may be distributed to holders in exchange for the Preferred Securities and in liquidation of Pacific Telesis Financing. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Subordinated Debentures equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Subordinated Debentures so received in liquidation of Pacific Telesis Financing would include the period during which the Preferred Securities were held by such holder.

Under certain circumstances described herein (see "Description of the Preferred Securities -- Special Event Redemption or Distribution"), the Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder could recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "-- Sales of Preferred Securities."

Sales of Preferred Securities

A holder that sells Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. A holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price increased by OID previously includable in such holder's gross income to the date of disposition and decreased by payments received on the Preferred Securities. Subject to the market discount rules described above, such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year.

The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying

Subordinated Debentures. A holder who disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include in ordinary income OID on the Subordinated Debentures accrued through the date of disposition, and to add such amount to its adjusted tax basis in its Preferred Securities. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

United States Alien Holders

For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

Under present United States federal income tax law: (i) payments by Pacific Telesis Financing or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Pacific Telesis entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to Pacific Telesis through stock ownership, and (c) either (A) the beneficial owner of the Preferred Security certifies to Pacific Telesis Financing or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to Pacific Telesis Financing or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes Pacific Telesis Financing or its agent with a copy thereof; and (ii) a United States Alien Holder of a Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security.

Information Reporting to Holders

Income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

Backup Withholding

Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's federal income tax, provided the required information is provided to the Internal Revenue Service.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                                 UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), Pacific Telesis Financing has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Dean Witter Reynolds Inc., A.G. Edwards & Sons, Inc., Goldman, Sachs & Co., Lehman Brothers Inc., PaineWebber Incorporated, Prudential Securities Incorporated, Salomon Brothers Inc and Smith Barney Inc. are acting as representatives (the "Representatives"), has severally agreed to purchase the number of Preferred Securities set forth opposite its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any of the Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

   Underwriters                                 Preferred Securities
   ------------                                 --------------------

Merrill Lynch, Pierce Fenner & Smith
            Incorporated ....................
Dean Witter Reynolds Inc. ...................
A.G. Edwards & Sons, Inc. ...................
Goldman, Sachs & Co. ........................
Lehman Brothers Inc. ........................
PaineWebber Incorporated ....................
Prudential Securities Incorporated ..........
Salomon Brothers Inc ........................
Smith Barney Inc. ...........................

    Total....................................
                                                          =========

The Underwriters propose to offer the Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and, in part, to certain securities dealers at such price less a concession of $___ per Preferred Security, provided that such concession for sales of 10,000 or more Preferred Securities to a single purchaser will be $__________ per Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $___ per Preferred Security to certain brokers and dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

In view of the fact that the proceeds of the sale of the Preferred Securities will ultimately be used to purchase the Subordinated Debentures of Pacific Telesis, the Underwriting Agreement provides that Pacific Telesis will pay as Underwriters' Compensation to the Underwriters' arranging the investment therein of such proceeds, an amount in New York Clearing House (next day) funds of $____ per Preferred Security (or $_________ in the aggregate) for the accounts of the several Underwriters; provided that, such compensation for sales of 10,000 or more Preferred Securities to any single purchaser will be $___ per Preferred Security. Therefore, to the extent of such sales, the actual amount of Underwriters Compensation will be less than the aggregate amount specified in the preceding sentence.

During a period of 30 days from the date of this Prospectus Supplement, neither Pacific Telesis Financing nor Pacific Telesis will, without the prior written consent of the Underwriters, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or Subordinated Debentures or any debt securities substantially similar to the Subordinated Debentures or equity securities substantially similar to the Preferred Securities (except for the Subordinated Debentures and the Preferred Securities offered hereby).

The Preferred Securities have been approved for listing on the New York Stock Exchange. Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30 day period after the initial delivery of the Preferred Securities. The Representatives have advised Pacific Telesis Financing that they intend to make a market in the Preferred Securities prior to the commencement of trading on the New York Stock Exchange. The Representatives will have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time.

Prior to this offering there has been no public market for the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

Pacific Telesis Financing and Pacific Telesis have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, Pacific Telesis and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of Pacific Telesis Financing by Skadden, Arps, Slate, Meagher & Flom, special Delaware counsel to Pacific Telesis Financing. The validity of the Subordinated Debentures and the Guarantee and certain matters relating thereto will be passed upon for Pacific Telesis by Richard W. Odgers - Executive Vice President, General Counsel and Secretary of Pacific Telesis. Pillsbury Madison & Sutro LLP, San Francisco, California, are acting as counsel to the Underwriters in connection with certain legal matters relating to the securities offered hereby. Pillsbury, Madison & Sutro LLP will rely on the opinion of Skadden, Arps, Slate, Meagher & Flom as to certain matters of Delaware law relating to the validity of the Preferred Securities. Certain United States Federal income taxation matters will be passed upon for Pacific Telesis and Pacific Telesis Financing by Phillip J. Lauro, Executive Director of Taxes of Pacific Telesis. As of September 30, 1995, Mr. Odgers beneficially owned or had an interest in approximately 2,144 shares of Pacific Telesis common stock and had been granted options under the Pacific Telesis Group 1994 Stock Incentive Plan or its predecessor with respect to 70,000 shares of Pacific Telesis common stock. As of September 30, 1995, Mr. Lauro beneficially owned or had an interest in approximately 1,462 shares of Pacific Telesis common stock and had been granted options under the Pacific Telesis Group 1994 Stock Incentive Plan or its predecessor with respect to 10,400 shares of Pacific Telesis common stock. As of October 30, 1995, members and counsel of Skadden, Arps, Slate, Meagher & Flom beneficially owned or had an interest in 2,000 shares of Pacific Telesis common stock. For many years, Pillsbury Madison & Sutro LLP has acted and continues to act as counsel in certain matters for Pacific Telesis and certain of its affiliates.

                 SUBJECT TO COMPLETION, DATED DECEMBER 7, 1995


PROSPECTUS                                              PACIFIC*TELESIS
                                                        Group

                                $1,000,000,000

                             PACIFIC TELESIS GROUP
                         Subordinated Debt Securities

                             ____________________

                          Pacific Telesis Financing I
                         Pacific Telesis Financing II
                         Pacific Telesis Financing III
       Preferred Securities guaranteed to the extent set forth herein by
                             Pacific Telesis Group


Pacific Telesis Group ("Pacific Telesis" and, together with its subsidiaries, the "Company"), a Nevada corporation, may offer, from time to time, unsecured subordinated debt securities consisting of debentures, notes or other evidences of indebtedness (the "Subordinated Debt Securities"), or any combination of the foregoing, in each case in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of any such offering. The Subordinated Debt Securities when issued will be unsecured obligations of Pacific Telesis. Pacific Telesis' obligations under the Subordinated Debt Securities will be subordinate and junior in right of payment to certain other indebtedness of Pacific Telesis as may be described in an accompanying prospectus supplement (the "Prospectus Supplement").

Pacific Telesis Financing I, Pacific Telesis Financing II and Pacific Telesis Financing III (each, a "Pacific Telesis Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing undivided beneficial interests in the assets of the respective Pacific Telesis Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the Pacific Telesis Trusts out of moneys held by each of the Pacific Telesis Trusts, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by Pacific Telesis to the extent described herein (each a "Guarantee"). See "Description of the Guarantees" below. Pacific Telesis' obligations under the Guarantees are subordinate and junior in right of payment to all other liabilities of Pacific Telesis and rank pari passu with the most senior preferred stock, if any, issued from time to time by Pacific Telesis.

                           -------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
       OFFENSE.  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF
           SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                           -------------------------

              The date of this Prospectus is ______________, 1995

Subordinated Debt Securities may be issued and sold from time to time in one or more series by Pacific Telesis to a Pacific Telesis Trust, or a trustee of such Pacific Telesis Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such Pacific Telesis Trust. The Subordinated Debt Securities purchased by a Pacific Telesis Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Pacific Telesis Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement. The Subordinated Debt Securities and the Preferred Securities and the related Guarantees are sometimes collectively referred to hereafter as the "Offered Securities".

Specific terms of the Subordinated Debt Securities of any series or the Preferred Securities of any Pacific Telesis Trust in respect of which this prospectus ("Prospectus ) is being delivered will be set forth in a Prospectus Supplement with respect to such securities, which will describe, without limitation and where applicable, the following: (i) in the case of Subordinated Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, any exchange, conversion, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of Pacific Telesis, if any, to defer payment of interest on the Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering; and
(ii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of Pacific Telesis.

The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that, the aggregate initial public offering price of all Offered Securities shall not exceed
$1,000,000,000. The Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable to the Offered Securities.

Pacific Telesis and/or each of the Pacific Telesis Trusts may sell the Offered Securities directly, through agents designated from time to time, or through underwriters or dealers. See "Plan of Distribution" below. If any agents of Pacific Telesis and/or any Pacific Telesis Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.



                             AVAILABLE INFORMATION

This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by Pacific Telesis and the Pacific Telesis Trusts with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Pacific Telesis Trusts and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

Pacific Telesis is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information concerning Pacific Telesis can be inspected and copied at prescribed rates at the SEC's Public Reference Room, Judiciary Plaza, 450 Fifth Street, Northwest, Washington, D.C. 20549, as well as the following Regional Offices of the SEC: 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Such reports, proxy statements and other information may also be inspected at the offices of the following stock exchanges on which Pacific Telesis stock is traded: the New York Stock Exchange, 20 Broad Street, New York, New York 10005; the Chicago Stock

Exchange, One Financial Place, 440 La Salle Street, Chicago, Illinois 60605; and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

No separate financial statements of any of the Pacific Telesis Trusts have been included herein. Pacific Telesis does not consider that such financial statements would be material to holders of the Preferred Securities because
(i) all of the voting securities of each of the Pacific Telesis Trusts will be owned, directly or indirectly, by Pacific Telesis, a reporting company under the Exchange Act, (ii) each of the Pacific Telesis Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Pacific Telesis Trust and investing the proceeds thereof in Subordinated Debt Securities issued by Pacific Telesis, and (iii) Pacific Telesis' obligations described herein and in any accompanying prospectus supplement under the Declarations of each Trust, the Guarantee issued with respect to Preferred Securities issued by that Trust, the Subordinated Debt Securities purchased by that Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Trust Securities. See "Description of the Subordinated Debt Securities" and "Description of the Guarantees."

The Pacific Telesis Trusts are not currently subject to the information reporting requirements of the Exchange Act. The Pacific Telesis Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Pacific Telesis (File No. 1-8609) with the SEC pursuant to the Exchange Act are incorporated by reference herein and made a part hereof:

1. Annual Report on Form 10-K for the year ended December 31, 1994.

2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

3. Current Reports on Form 8-K dated April 19, 1995, September 7, 1995 and November 17, 1995.

All documents filed by Pacific Telesis pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Offered Securities pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained herein or therein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

Pacific Telesis undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Such requests should be directed to the Company's Investor Services office, 130 Kearny Street, Suite 2926, San Francisco, California 94108 (telephone number (415) 394-3078).

                             PACIFIC TELESIS GROUP

Pacific Telesis was incorporated in 1983 under the laws of the State of Nevada and has its principal executive offices at 130 Kearny Street, San Francisco, California 94108 (telephone number (415) 394-3000).

Pacific Telesis is one of seven regional holding companies formed in connection with the 1984 divestiture by AT&T Corp. of its 22 wholly-owned operating telephone companies ("BOCs") pursuant to a consent decree settling antitrust litigation (the "Consent Decree") approved by the United States District Court for the District of Columbia, which has retained jurisdiction over the interpretation and enforcement of the Consent Decree.

The Company includes a holding company, Pacific Telesis; two BOCs, Pacific Bell and Nevada Bell; and certain diversified subsidiaries. The holding company provides financial, strategic planning, legal and general administrative functions on its own behalf and on behalf of its subsidiaries.

Pacific Bell and its wholly-owned subsidiaries, including Pacific Bell Directory, Pacific Bell Information Services and Pacific Bell Mobile Services, and Nevada Bell provide a variety of communications and information services in California and Nevada. These services include: (1) dialtone and usage services including local service (both exchange and private line), message toll services within a service area, Wide Area Toll Service (WATS) / 800 services within a service area, Centrex service (a central office-based switching service) and various special and custom calling services; (2) exchange access to interexchange carriers and information service providers for the origination and termination of switched and non-switched (private line) voice and data traffic; (3) billing services for interexchange carriers and information service providers; (4) various operator services; (5) installation and maintenance of customer premises wiring; (6) public communications services; (7) directory publishing; and (8) selected information services, such as voice mail and electronic mail. Pacific Bell Mobile Services was formed in 1994 to offer personal communications services and other mobile telecommunications services and has not yet commenced service.


                     THE PACIFIC TELESIS FINANCING TRUSTS

Each of Pacific Telesis Financing I, Pacific Telesis Financing II and Pacific Telesis Financing III is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust executed by Pacific Telesis, as sponsor for such trust (the "Sponsor"), and the Pacific Telesis Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on October 17, 1995. Each of the declarations of trust will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement. Each Pacific Telesis Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds from the sale of the Trust Securities in the Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by Pacific Telesis. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Pacific Telesis will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each Pacific Telesis Trust. Each Pacific Telesis Trust has a term of approximately 55 years but may terminate earlier, as provided in each Declaration. Each Pacific Telesis Trust's business and affairs will be conducted by the trustees (the "Pacific Telesis Trustees") appointed by Pacific Telesis as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Pacific Telesis Trustees of a Pacific Telesis Trust. The duties and obligations of the Pacific Telesis Trustees shall be governed by the Declaration of such Pacific Telesis Trust. A majority of the Pacific Telesis Trustees of each Pacific Telesis Trust will be persons who are employees or officers of or who are affiliated with Pacific Telesis (the "Regular Trustees"). One Pacific Telesis Trustee (the "Property Trustee") of each Pacific Telesis Trust will be a financial institution that is not affiliated with Pacific Telesis and has a specified minimum amount of aggregate capital, surplus, and undivided profits of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement.

In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Pacific Telesis Trustee (the "Delaware Trustee") of each Pacific Telesis Trust will either be a natural person and a resident of Delaware or a legal entity having its principal place of business in Delaware. Pacific Telesis will pay all fees and expenses related to the Pacific Telesis Trusts and the offering of the Trust Securities, the payment of which will be guaranteed by Pacific Telesis. The Property Trustee for each Pacific Telesis Trust is The First National Bank of Chicago, One First National Plaza, Chicago, Illinois 60670. The Delaware Trustee for each Pacific Telesis Trust is Michael J. Majchrzak, FCC National Bank, 300 King Street, Wilmington, Delaware 19801. The address for each Pacific Telesis Trust is c/o Pacific Telesis Group, the Sponsor of each Trust, at the Company's corporate headquarters located at 130 Kearny Street, San Francisco, California 94108, telephone (415) 394-3000.

                                USE OF PROCEEDS

Each Pacific Telesis Trust will use all proceeds received from the sale of its Preferred Securities to purchase Subordinated Debt Securities from Pacific Telesis. Pacific Telesis intends to add the net proceeds from the sale of the Subordinated Debt Securities to Pacific Telesis' general funds, to be used for general corporate purposes, including capital expenditures, repurchases of outstanding long-term debt securities, investments in subsidiaries, working capital, repayment of short-term commercial paper notes and other business opportunities or as otherwise disclosed in any Prospectus Supplement.

                      RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to combined fixed charges from continuing operations of Pacific Telesis Group and its consolidated subsidiaries for the periods indicated. For the purpose of calculating this ratio, earnings consist of income before income taxes and fixed charges. Fixed charges include interest on indebtedness (excluding discontinued operations) and the portion of rentals representative of the interest factor.

                      Nine
                     Months
                      Ended
                  September 30              Year Ended December 31,
Ratio of          -------------       -----------------------------------
Earnings          1995    1994        1994    1993   1992    1991   1990
to Fixed          ----    ----        ----    ----   ----    ----   ----
Charges           4.23    4.85        4.60    1.37   4.21    3.42   3.27
                  ====    ====        ====    ====   ====    ====   ====

               DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture, dated as of _____________1995 (the "Subordinated Debt Securities Indenture" or the "Indenture"), between the Company and The First National Bank of Chicago as trustee (the "Subordinated Debt Securities Trustee"). The terms of the Subordinated Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms and their definitions are incorporated by reference herein.

The following description of the Subordinated Debt Securities sets forth the general terms and provisions of the Subordinated Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Subordinated Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply will be described in the Prospectus Supplement relating to such Subordinated Debt Securities.

General

The Subordinated Debt Securities will be unsecured, subordinated obligations of Pacific Telesis. The Indenture does not limit the aggregate principal amount of Subordinated Debt Securities which may be issued thereunder and provides that the Subordinated Debt Securities may be issued from time to time in one or more series pursuant to an indenture supplemental to the Subordinated Debt Securities Indenture, or pursuant to a resolution of Pacific Telesis' Board of Directors or pursuant to authority granted by such Board of Directors (each a "Supplemental Indenture").

In the event Subordinated Debt Securities are issued to a Pacific Telesis Trust (or a trustee of such trust) in connection with the issuance of Trust Securities by any such Pacific Telesis Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Pacific Telesis Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to a Pacific Telesis Trust, or a trustee of such trust, in connection with the issuance of Trust Securities by such Pacific Telesis Trust.

Reference is made to the applicable Prospectus Supplement for any series of Subordinated Debt Securities for the following terms: (1) the designation of such series of Subordinated Debt Securities, (2) the aggregate principal amount of such series of Subordinated Debt Securities, (3) the stated maturity or maturities for payment of principal of such series of Subordinated Debt Securities and any sinking fund or analogous provisions, (4) the rate or rates at which such series of Subordinated Debt Securities shall bear interest and the interest payment dates for such series of Subordinated Debt Securities,
(5) the rights, if any, to defer payments of interest on such series of Subordinated Debt Securities by extending the interest payment period, (6) the dates on which such interest will be payable, (7) the rights, if any to extend the stated maturity or maturities for payment of principal of such series of Subordinated Debt Securities, (8) the subordination terms of the Subordinated Debt Securities of such series, (9) the currencies, currency unit or index in or according to which principal of and interest and any premium on such series of Subordinated Debt Securities shall be payable (if other than United States Dollars), (10) the redemption date or dates, if any and the redemption price or prices and other applicable redemption provisions for such series of Subordinated Debt Securities, including the date, if any, after which, and the price or prices at which, the Subordinated Debt Securities may be redeemed at the option of Pacific Telesis or the Holder (as defined in the Indenture) thereof, and other detailed terms and provisions of such optional redemption, (11) whether the Subordinated Debt Securities will be issued as bearer or registered securities, (12) the terms of any guaranty, if any, issued with respect to such series of Subordinated Debt Securities, (13) whether such series of Subordinated Debt Securities shall be issued as one or more global debt securities ("Global Debt Securities"), and if so, the identity of the depository (the "Debt Depository") for such Global Debt

Security  or  Securities, (14)  if  not  issued as  one  or  more Global  Debt
Securities, the denominations in which such series of Subordinated Debt Securities shall be issuable (if other than denominations of $5,000 and any integral multiple thereof), (15) the date from which interest on such series of Subordinated Debt Securities shall accrue, (16) the basis upon which interest on such series of Subordinated Debt Securities shall be computed (if other than on the basis of a 360-day year of twelve 30-day months), (17) if other than the principal amount thereof, the portion of the principal amount of such series of Subordinated Debt Securities which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the Indenture,
(18) whether and under what circumstances Pacific Telesis will pay Additional Amounts (as defined in the Indenture) to any Holder who is not a United States person (including any modification to the definition of such term as contained in the Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether Pacific Telesis will have an option to redeem such Subordinated Debt Securities rather than pay such Additional
Amounts (and the terms of any such option), (19) any deletions from, modifications of or additions to the Events of Default (as defined in the Indenture) or covenants of Pacific Telesis with respect to such series of Subordinated Debt Securities, whether or not such Events of Default or covenants are consistent with the terms of such Subordinated Debt Securities Indenture, (20) any restrictions on dividends or distributions by Pacific Telesis under the Indenture, (21) the ability of Pacific Telesis to incur additional indebtedness or issue additional securities, (22) whether such series of Subordinated Debt Securities will be offered at an "original issue discount," (23) if other than the Subordinated Debt Securities Trustee, the person or persons who shall be registrar for such series of Subordinated Debt Securities (24) the Record Date (as defined in the Indenture), (25) the identity of the Subordinated Debt Securities Trustee, (26) the percentage of such series of Subordinated Debt Securities necessary to require the Subordinated Debt Securities Trustee to take action under the Indenture, (27) the place or places, if any, other than the City of New York, where the principal of (and premium, if any, on) and any interest on such series of Subordinated Debt Securities shall be payable, where such Subordinated Debt Securities may be surrendered for registration of transfer or exchange, and where any notices or demands upon Pacific Telesis with respect to such series of Subordinated Debt Securities may be served, (28) the designation of the initial Exchange Rate Agent (as defined in the Indenture), if any, (29) the provisions, if any , granting special rights to the holders of such series of Subordinated Debt Securities upon the occurrence of such events as may be specified, and (30) any other term or provision relating to such series of Subordinated Debt Securities not inconsistent with the Indenture.

The Indenture does not contain any provisions that afford holders of Subordinated Debt Securities protection in the event of a highly leveraged transaction involving Pacific Telesis.

Denomination

Subordinated Debt Securities may be issuable as Registered Securities (as defined in the Indenture) solely, as Bearer Securities (as defined in the Indenture) solely, or as both. Registered Securities will be issuable in denominations of $25 and integral multiples of $25 and Bearer Securities will be issuable in the denomination of $5,000 and integral multiples of $5,000 or, in each case, in such other denominations as may be specified in the terms of the Subordinated Debt Securities. The Subordinated Debt Securities Indenture also provides that Subordinated Debt Securities may be issued in global form. Unless otherwise indicated in any Prospectus Supplement, Bearer Securities will have interest coupons attached.

Registration and Transfer

Registered Securities will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If (but only if) provided for in any Prospectus Supplement, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, Bearer Securities surrendered in a permitted exchange for Registered Securities between a Regular Record Date (as defined in the Indenture) or a Special Record Date (as defined in the Indenture) and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the Registered Security issued in exchange for such Bearer Security but will be payable only to the holder of such coupon when due, in accordance with the terms of the Indenture. Unless otherwise specified in any Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities.

The Subordinated Debt Securities may be presented for exchange as described above, and Registered Securities may be presented for registration of transfer (duly endorsed or accompanied by a written instrument of transfer), at the corporate trust offices of the Subordinated Debt Securities Trustee in Chicago, Illinois or New York, New York. No service charge will be made for any transfer or exchange of Subordinated Debt Securities, but Pacific Telesis may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

In the event of any redemption of Subordinated Debt Securities, Pacific Telesis shall not be required to: (i) issue, register the transfer of or exchange Subordinated Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Subordinated Debt Securities of that series to be redeemed and ending at the close of business on (A) if Subordinated Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Subordinated Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Subordinated Debt Securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; (iii) exchange any Bearer Security selected for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or (iv) issue, register the transfer of or exchange any Subordinated Debt Securities that have been surrendered for repayment at the option of the Holder, except the portion if any, thereof not to be so repaid.

Global Securities

The Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities (as such term is defined below), which will be deposited with, or on behalf of, a depository ("Depository") or its nominee identified in the applicable Prospectus Supplement. In such case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Subordinated Debt Securities of the series to be represented by such Global Security or Global Securities. The term "Global Security," when used with respect to any series of Subordinated Debt Securities, means a Subordinated Debt Security that is executed by Pacific Telesis and authenticated and delivered by the Subordinated Debt Securities Trustee to the Depository or pursuant to the Depository's instruction, which shall be registered in the name of the Depository or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the outstanding Subordinated Debt Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest.

The specific terms of the Depository arrangement with respect to any portion of a series of Subordinated Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. Pacific Telesis expects that the following provisions will apply to Depository arrangements.

Unless otherwise specified in the applicable Prospectus Supplement, Subordinated Debt Securities that are to be represented by a Global Security to be deposited with or on behalf of a Depository will be represented by a Global Security registered in the name of such Depository or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the Depository for such Global Security, the Depository will credit on its book-entry registration and transfer system the respective principal amounts of the Subordinated Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depository or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents with respect to such

Subordinated Debt Securities or, if such Subordinated Debt Securities are offered and sold directly by Pacific Telesis, by Pacific Telesis. Ownership of beneficial interests in such Global Security will be limited to participants or Persons (as defined in the Indenture) that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by Persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

So long as the Depository for a Global Security, or its nominee, is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the
Subordinated Debt Securities represented by such Global Security for all purposes under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Subordinated Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Subordinated Debt Securities of such series in definitive certificated form and will not be considered the Holders thereof for any purposes under the Indenture. Accordingly, each Person owning a beneficial interest in such Global Security must rely on the procedures of the Depository and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the Indenture. Pacific Telesis understands that under existing industry practices, if Pacific Telesis requests any action of Holders or if an owner of a beneficial interest in such Global Security desires to give any notice or take any action a Holder is entitled to give or take under the Indenture, then the Depository would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

Payment and Paying Agents

Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium (if any) on any Subordinated Debt Securities will be made only against surrender to the Paying Agent (as defined in the Indenture) of such Subordinated Debt Securities. Unless otherwise indicated in an applicable Prospectus Supplement, principal of and any premium and interest, if any, on Subordinated Debt Securities will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as Pacific Telesis may designate from time to time, except that at the option of Pacific Telesis payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Debenture Register with respect to such Subordinated Debt Securities. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Subordinated Debt Security on any Interest Payment Date (as defined in the Indenture) will be made to the person in whose name such Subordinated Debt Security (or predecessor security) is registered at the close of business on the Regular Record Date (as defined in the Indenture) for such interest payment.

Pacific Telesis will act as Paying Agent with respect to the Subordinated Debt Securities. Pacific Telesis may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that Pacific Telesis will be required to maintain a Paying Agent in each Place of Payment (as defined in the Indenture) for each series of the respective Subordinated Debt Securities.

Subordination

The Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of Pacific Telesis to the extent set forth in the Prospectus Supplement that will accompany this Prospectus.

Certain Covenants

If Subordinated Debt Securities are issued to a Pacific Telesis Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Pacific Telesis Trust and there shall have occurred any event that would constitute an Event of Default, then (a) Pacific Telesis shall not declare or pay dividends on, or make a distribution with respect to or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, (b) Pacific Telesis shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Pacific Telesis that rank pari passu with or junior to such Subordinated Debt Securities and (c) Pacific Telesis shall not make guarantee payments with respect to the foregoing (other than pursuant to the Guarantee); provided, however, that, restriction (a) above does not apply to any stock dividends paid by Pacific Telesis where the dividend stock is the same stock as that on which the dividend is being paid.

In the event Subordinated Debt Securities are issued to a Pacific Telesis Trust or a trustee of such trust in connection with the issuance of Trust Securities of such Pacific Telesis Trust, for so long as such Trust Securities remain outstanding, Pacific Telesis will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of such Pacific Telesis Trust; provided, however, that any permitted successor of Pacific Telesis under the Indenture may succeed to Pacific Telesis' ownership of such Common Securities and (ii) to use its reasonable efforts to cause such Pacific Telesis Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Pacific Telesis Trust, the redemption of all of the Trust Securities of such Pacific Telesis Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Pacific Telesis Trust, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

Restrictions

The Subordinated Debt Securities Indenture provides that Pacific Telesis shall not consolidate with or merge into any other corporation, or convey, transfer or lease, or permit one or more of its Subsidiaries to convey, transfer or lease, all or substantially all of the properties and assets of the Company on a consolidated basis to any Person, unless either Pacific Telesis is the continuing corporation or such corporation or Person is organized under the laws of the United States or any state of the United States or the District of Columbia, assumes by supplemental indenture all the obligations of Pacific Telesis under the Indenture and the Subordinated Debt Securities and, immediately after giving effect thereto, no Event of Default shall have occurred and be continuing.

Events of Default

The Indenture provides, with respect to any series of Subordinated Debt Securities outstanding thereunder, that any one or more of the following events that has occurred and is continuing shall constitute an Event of
Default: (i) default in the payment of any interest upon or any Additional Amounts payable in respect of any Subordinated Debt Security of that series, or of any coupon appertaining thereto, when the same becomes due and payable if such default continues for a period of 90 days, provided however that an extension of one or more Interest Payment Dates in accordance with the terms of any Supplemental Indenture shall not constitute a default in the payment of interest; (ii) default in the payment of the principal of (or any premium, if any) on any Subordinated Debt Security of that series when due at maturity with respect to that series; provided, however, that, a valid extension of the maturity of the Subordinated Debt Securities in accordance with the terms of any Supplemental Indenture shall not constitute a default for this purpose;
(iii) default in the deposit of any sinking fund payment when and as due; (iv) default in the performance or breach of any covenant or agreement of Pacific Telesis in the Indenture with respect to any Subordinated Debt Security of that series (other than a default or breach which would otherwise constitute an Event of Default under the Indenture) and continuance of such default or breach for a period of 90 days after written notice to Pacific Telesis from the Trustee or to Pacific Telesis and the Subordinated Debt Securities Trustee from the holders of at least 25% in principal amount of the outstanding

Subordinated Debt Securities of that series; (v) certain events in bankruptcy, insolvency or reorganization of Pacific Telesis; (vi) the voluntary or involuntary dissolution, winding-up or termination of a Pacific Telesis Trust to which (or to a trustee of such trust to which) Subordinated Debt Securities were issued in connection with the issuance of Trust Securities by such Pacific Telesis Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Pacific Telesis Trust, the redemption of all of the Trust Securities of such Pacific Telesis Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Pacific Telesis Trust; and (vii) any other Event of Default provided with respect to Subordinated Debt Securities of that series. Pacific Telesis is required to file annually with the Subordinated Debt Securities Trustee an officer's certificate as to Pacific Telesis' compliance with all conditions and covenants under the Indenture. The Indenture provides that the Trustee may withhold notice to the Holders of Subordinated Debt Securities of any default, except in the case of a default on the payment of the principal of (or premium, if any) or interest on any Subordinated Debt Securities or the payment of any sinking fund installment with respect to such Securities if it considers it in the interest of the Holders of Subordinated Debt Securities to do so.

If an Event of Default occurs and is continuing with respect to Subordinated Debt Securities of a particular series, the Subordinated Debt Securities Trustee or the Holders of not less than 25% in principal amount of Outstanding (as defined in the Indenture) Subordinated Debt Securities of that series may declare the Outstanding Subordinated Debt Securities of that series due and payable immediately and upon any such declaration, such principal amount shall become immediately due and payable.

Subject to the provisions relating to the duties of the Subordinated Debt Securities Trustee, if an Event of Default with respect to Subordinated Debt Securities of a particular series occurs and is continuing, the Subordinated Debt Securities Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Subordinated Debt Securities of such series, unless such Holders shall have offered to the Subordinated Debt Securities Trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with such request. Subject to such provisions for the indemnification of the Subordinated Debt Securities Trustee, the Holders of a majority in principal amount of the Outstanding Subordinated Debt Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Debt Securities Trustee under the Indenture, or exercising any trust or power conferred on the Subordinated Debt Securities Trustee with respect to the Subordinated Debt Securities of that series. The Subordinated Debt Securities Trustee may refuse to follow directions in conflict with law or the Indenture that may involve the Subordinated Debt Securities Trustee in personal liability or that may be unduly prejudicial to Holders not joining therein.

The Holders of not less than a majority in principal amount of the Outstanding Subordinated Debt Securities of any series may, on behalf of the Holders of all the Subordinated Debt Securities of such series and any related coupons, waive any past Event of Default under the Indenture with respect to such series and its consequences and annul any declaration that any Subordinated Debt Securities are due and payable immediately, except a default (i) in the payment of the principal of (or premium, if any) or interest on any Subordinated Debt Security of such series or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the Holder of each Outstanding Subordinated Debt Security of such series affected thereby.

Modification or Waiver

With the consent of the Holders of not less than a majority in principal amount of all Outstanding Subordinated Debt Securities of any series, the Company and the Trustee may enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating in any manner any of the provisions of the Indenture which affect such series of Subordinated Debt Securities or of modifying in any manner the rights of the Holders of such series; provided that, no such supplemental indenture may, without the consent of the Holder of each Outstanding Subordinated Debt Security of such series, among other things, (i) change the Stated Maturity

(as defined in the Indenture) of the principal of or any installment of principal of or interest on any Subordinated Debt Security of such series,
(ii) reduce the principal amount or the rate of interest on or any premium payable upon redemption of any Subordinated Debt Security of such series,
(iii) change any obligation of Pacific Telesis to pay Additional Amounts in respect of any Subordinated Debt Security of such series, (iv) reduce the amount of principal of a Subordinated Debt Security of such series that is an Original Issue Discount Security (as defined in the Indenture) and would be due and payable upon a declaration of acceleration of the Maturity (as defined in the Indenture) thereof or the amount thereof provable in bankruptcy, (v) adversely affect any right of repayment at the option of the Holder of any Subordinated Debt Security of such series, (vi) change the place or currency of payment of principal of, or any premium or interest on, any Subordinated Debt Security of such series, (vii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or any Redemption Date (as defined in the Indenture) or Repayment Date (as defined in the Indenture) therefor, (viii) reduce the above-stated percentage of Holders of Outstanding Subordinated Debt Securities of such series necessary to modify or amend the Indenture or to consent to any waiver thereunder or reduce the requirements for voting or quorum described below, (ix) change the time of payment or reduce the amount of any minimum sinking fund payment or (x) modify the foregoing requirements or reduce the percentage of Outstanding Subordinated Debt Securities of such series necessary to waive any past default.

Modification and amendment of the Indenture or any supplemental indenture may be made by Pacific Telesis and the applicable Trustee without the consent of any Holder, for any of the following purposes: (i) to evidence the succession of another Person to Pacific Telesis as obligor under the Indenture or Supplemental Indenture; (ii) to add to the covenants of Pacific Telesis for the benefit of the Holders of all or any series of Subordinated Debt Securities or to surrender any right or power conferred upon Pacific Telesis;
(iii) to add Events of Default for the benefit of the Holders of all or any series of Subordinated Debt Securities; (iv) to add or change any provisions of the Indenture to facilitate the issuance of Bearer Securities; (v) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no Outstanding Subordinated Debt Securities of any series created prior thereto that are entitled to the benefit of such provision; (vi) to establish the form or terms of Subordinated Debt Securities of any series; (vii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Subordinated Debt Securities Trustee; and (viii) to close the Indenture with respect to the authentication and delivery of additional series of Subordinated Debt Securities, to cure any ambiguity or inconsistency in the Indenture or Supplemental Indenture, provided such action does not adversely affect the interest of Holders of Subordinated Debt Securities of any series in any material respect.

The Indenture contains provisions for convening meetings of the Holders of Subordinated Debt Securities of a series if Subordinated Debt Securities of that series are issuable as Bearer Securities. A meeting may be called at any time by the Subordinated Debt Securities Trustee and also by such Subordinated Debt Securities Trustee pursuant to a request made to such Subordinated Debt Securities Trustee by Pacific Telesis or the Holders of at least 10% in principal amount of the Subordinated Debt Securities of such series Outstanding, but in any case, notice shall be given as provided in the Indenture. Except for any consent that must be given by the Holder of each Subordinated Debt Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Subordinated Debt Securities of that series Outstanding; provided, however, that, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage that is less than a majority in principal amount of Subordinated Debt Securities of a series Outstanding may be adopted at a meeting or adjourned meeting, duly reconvened and at which a quorum is present, by the affirmative vote of the Holders of such specified percentage in principal amount of the Subordinated Debt Securities of that series
Outstanding. Any resolution passed or decision taken at any meeting of Holders of Subordinated Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Subordinated Debt Securities of that series and the related coupons. The quorum at any meeting

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

called to adopt a resolution, and at any reconvened meeting, will consist of persons entitled to vote a majority in principal amount of the Subordinated Debt Securities of a series Outstanding; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver that may be given by the Holders of not less than a specified percentage in principal amount of the Subordinated Debt Securities of a series Outstanding, the Persons entitled to vote such specified percentage in principal amount of the Subordinated Debt Securities of such series Outstanding will constitute a quorum. Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Subordinated Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Subordinated Debt Securities affected thereby, or of the Holders of such series and one or more additional series, then (i) there shall be no minimum quorum requirement for such meeting, and (ii) the principal amount of the Outstanding Subordinated Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

Governing Law

The  Subordinated   Debt  Securities  Indenture  and   the  Subordinated  Debt
Securities will be governed by, and construed in accordance with, the internal laws of the State of California.

Information Concerning the Subordinated Debt Securities Trustee

The Subordinated Debt Securities Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Debt Securities Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any Holder of Subordinated Debt Securities, unless offered reasonable indemnity by such Holder against the costs, expenses and liabilities that might be incurred thereby. The Subordinated Debt Securities Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Subordinated Debt Securities Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Defeasance and Discharge

All liability of Pacific Telesis in respect to any Outstanding Subordinated Debt Securities shall cease, terminate and be completely discharged if Pacific Telesis shall (a) irrevocably deposit with the Subordinated Debt Securities Trustee, in trust, at or before maturity, lawful money or direct obligations of the United States (or in the case of Subordinated Debt Securities denominated in a currency other than U.S. Dollars, of the government that issued such currency), or obligations the principal of and interest on which are guaranteed by the United States (or in the case of Subordinated Debt Securities denominated in a currency other than U.S. Dollars, guaranteed by the government that issued such currency), in such amounts and maturing at such times that the proceeds of such obligations to be received upon the respective maturities and interest payment dates will provide funds sufficient to pay the principal of and interest and any premium to Maturity or the Redemption Date, as the case may be, with respect to such Subordinated Debt Securities and (b) deliver to the Subordinated Debt Securities Trustee an opinion of counsel to the effect that the Holders of such Subordinated Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such discharge. All obligations of Pacific Telesis to comply with certain covenants applicable to any Outstanding Subordinated Debt Securities shall cease if Pacific Telesis shall deposit with the Subordinated Debt Securities Trustee in trust, at or before maturity, lawful money or direct obligations of the United States (or in the case of Subordinated Debt Securities denominated in a currency other than U.S. Dollars, of the government that issued such currency), or obligations the principal of and interest on which are guaranteed by the United States (or in the case of Subordinated Debt Securities denominated in a currency other than U.S. Dollars, by the government that issued such currency), in such amounts and maturing at such times that the proceeds of such obligations to be received upon the respective maturities and interest payment dates will provide funds sufficient to pay the principal of and interest and any premium to Maturity or to the Redemption Date, as the case may be, with respect to such Subordinated Debt Securities.

Miscellaneous

Pacific Telesis will have the right at all times to assign any of its respective rights or obligations under the Subordinated Debt Securities Indenture to a direct or indirect wholly-owned subsidiary of Pacific Telesis; provided, that, in the event of any such assignment, Pacific Telesis will remain liable for all of their respective obligations. Subject to the foregoing, the Subordinated Debt Securities Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Subordinated Debt Securities Indenture provides that it may not otherwise be assigned by the parties thereto.

        DESCRIPTION OF THE PACIFIC TELESIS TRUSTS' PREFERRED SECURITIES

Each Pacific Telesis Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Pacific Telesis Trust authorizes the Regular Trustees of such Pacific Telesis Trust to issue on behalf of such Pacific Telesis Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferral or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Preferred
Securities of a Pacific Telesis Trust for specific terms, including (i) the distinctive designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such Pacific Telesis Trust, (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Pacific Telesis Trust and the date or dates upon which such distributions shall be payable (provided, however, that, distributions on such Preferred Securities shall be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding) (iv) whether distributions on Preferred Securities issued by such Pacific Telesis Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such Pacific Telesis Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such Pacific Telesis Trust to the holders of Preferred Securities of such Pacific Telesis Trust upon voluntary or involuntary dissolution, winding-up or termination of such Pacific Telesis Trust, (vi) the obligation, if any, of such Pacific Telesis Trust to purchase or redeem Preferred Securities issued by such Pacific Telesis Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such Pacific Telesis Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (vii) the voting rights, if any, of Preferred Securities issued by such Pacific Telesis Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more Pacific Telesis Trusts, or of both, as a condition to specified action or amendments to the Declaration of such Pacific Telesis Trust, (viii) the rights, if any, to defer distributions on the Preferred Securities by extending the interest payment period, (ix) the terms of any guarantee, if any, issued with respect the Preferred Securities, (x) whether such Preferred Securities shall be issued as one or more Global Securities (as defined in the Declaration), and if so, the identity of the depository for such Global Security or Securities, (xi) if not issued as one or more Global Securities, the denominations in which the Preferred Securities shall be issuable (xii) the events of default under the Declaration and any deletions from, modifications of or additions to the events of default or covenants of such Pacific Telesis Trust with respect to the Preferred Securities, whether or not such events of default or covenants are consistent with the terms of the Preferred Securities, (xiii) any restrictions on any distributions by such Pacific Telesis Trust under the Declaration, (xiv) the ability of such Pacific Telesis Trust to incur additional indebtedness or issue additional securities,
(xv) if other than the Property Trustee, the person or persons who shall be registrar for the Preferred Securities (xvi) the identity of the Property Trustee, (xvii) any covenants of such Pacific Telesis Trust with respect the Preferred Securities, and (xviii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such Pacific Telesis Trust consistent with the Declaration of such Pacific Telesis Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by Pacific Telesis to the extent set forth below under "Description of the Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

In connection with the issuance of Preferred Securities, each Pacific Telesis Trust will issue one series of Common Securities. The Declaration of each Pacific Telesis Trust authorizes the Regular Trustees of such trust to issue on behalf of such Pacific Telesis Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a Pacific Telesis Trust will be substantially identical to the terms of the Preferred Securities issued by such Pacific Telesis Trust and the Common Securities will rank pari passu with, and payments will be made thereon pro rata with, the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common
Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote and to appoint, remove or replace any of the Pacific Telesis Trustees of a Pacific
Telesis Trust. All of the Common Securities of a Pacific Telesis Trust will be directly or indirectly owned by Pacific Telesis.

                         DESCRIPTION OF THE GUARANTEES

Set forth below is a summary of information concerning the Guarantees that will be executed and delivered by Pacific Telesis for the benefit of the holders, from time to time, of Preferred Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as indenture trustee under each Guarantee (the "Guarantee Trustee"). The terms of each Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Pacific Telesis Trust.

General

Pursuant to each Guarantee, Pacific Telesis will irrevocably and unconditionally agree, to the extent set forth herein, to pay in full to the holders of the Preferred Securities issued by a Pacific Telesis Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such Pacific Telesis Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Pacific Telesis Trust may have or assert. The following payments with respect to Preferred Securities issued by a Pacific Telesis Trust (the "Guarantee Payments"), to the extent not paid by such Pacific Telesis Trust, will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, but only if and to the extent that such Trust has funds available therefor (ii) the redemption price, including all accrued and unpaid distributions (the "Redemption Price") with respect to any Preferred Securities called for redemption by the Pacific Telesis Trust, but only if and to the extent that such Trust has funds available therefor and
(iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Pacific Telesis Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities upon maturity or redemption of the Subordinated Debt Securities held by such Pacific Telesis Trust) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment to the extent such Pacific Telesis Trust has funds available therefor or (b) the amount of assets of such Pacific Telesis Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such Pacific Telesis Trust. Pacific Telesis' obligation to make a Guarantee

Payment may be satisfied by direct payment of the required amounts by Pacific Telesis to the holders of Preferred Securities or by causing the applicable Pacific Telesis Trust to pay such amounts to such holders.

Each Guarantee will be a full and unconditional guarantee, to the extent described herein, with respect to the Preferred Securities issued by the applicable Pacific Telesis Trust from the time of issuance of such Preferred Securities but will only apply to any payment of distributions on the Preferred Securities if and to the extent that such Trust shall have funds available therefor. If Pacific Telesis does not make interest payments on the Subordinated Debt Securities purchased by a Pacific Telesis Trust, such Pacific Telesis Trust will not pay distributions on the Preferred Securities issued by such Pacific Telesis Trust and will not have funds available therefor. See "Description of the Subordinated Debt Securities."

Pacific Telesis has also agreed to irrevocably and unconditionally guarantee the obligations of the Pacific Telesis Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Guarantees, except that, upon an event of default under the Indenture, holders of Preferred Securities under the Guarantees shall have priority over holders of Common Securities under the Common Securities Guarantees with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of Pacific Telesis

In each Guarantee, Pacific Telesis will covenant that, so long as any Preferred Securities issued by the applicable Pacific Telesis Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Guarantee or the Declaration of such Pacific Telesis Trust or if Pacific Telesis shall have given notice of its election to extend the interest payment period on the Subordinated Debt Securities as provided in the Indenture, then (a) Pacific Telesis shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, (b) Pacific Telesis shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Pacific Telesis which rank pari passu with or junior to such Guarantee and (c) Pacific Telesis shall not make any guarantee payments with respect to the foregoing (other than with respect to the Guarantee). However, each Guarantee will except from the foregoing any stock dividends paid by Pacific Telesis where the dividend stock is the same stock as that on which the dividend is being paid.

Modification of the Guarantees; Assignment

Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Guarantee may be amended only with the prior approval of the holders of not less  than  66  2/3%  in  liquidation  amount  of  the  outstanding  Preferred
Securities issued by the applicable Pacific Telesis Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Guarantee shall bind the successors, assignees, receivers, trustees and representatives of Pacific Telesis and shall inure to the benefit of the holders of the Preferred Securities of the applicable Pacific Telesis Trust then outstanding.

Events of Default

An event of default under the Guarantee will occur upon the failure of Pacific Telesis to make or perform any of its payments or other obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities to which a Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee, to waive certain defaults thereunder or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.



Any holder of Preferred Securities shall have the right, which is absolute and unconditional, to receive the Guarantee Payments and to institute suit directly against Pacific Telesis for the enforcement of such payments and such rights shall not be impaired without the consent of such holder. If with respect to other than the Guarantee Payments, the Guarantee Trustee fails to enforce such Guarantee, any holder of the Preferred Securities relating to such Guarantee may institute a legal proceeding directly against Pacific Telesis to enforce the Guarantee Trustee's rights under such Guarantee without first instituting a legal proceeding against the relevant Pacific Telesis Trust, the Guarantee Trustee or any other person or entity.

Information Concerning the Guarantee Trustee

The Guarantee Trustee, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to a Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantees

Each Guarantee will terminate as to the Preferred Securities issued by the applicable Pacific Telesis Trust upon the earlier of (a) full payment of the Redemption Price of all Preferred Securities of such Pacific Telesis Trust,
(b)  distribution of  the Subordinated  Debt Securities  held by  such Pacific
Telesis Trust to the holders of the Preferred Securities of such Pacific Telesis Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such Pacific Telesis Trust upon liquidation of such Pacific Telesis Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Pacific Telesis Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee.

Status of the Guarantees

Each Guarantee will constitute an unsecured obligation of Pacific Telesis and will rank (i) subordinate and junior in right of payment to all other liabilities of Pacific Telesis including the Subordinated Debt Securities,
(ii) pari passu with the most senior preferred or preference stock now or hereafter issued by Pacific Telesis and with any guarantee now or hereafter entered into by Pacific Telesis in respect of any preferred or preference stock of any affiliate of Pacific Telesis and (iii) senior to Pacific Telesis' common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by such Pacific Telesis Trust by acceptance thereof agrees to the subordination provisions and other terms of the applicable Guarantee.

Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under a Guarantee without instituting a legal proceeding against any other person or entity).

Each Guarantee will be deposited with the Guarantee Trustee and held for the benefit of the holders of the Preferred Securities. Except as otherwise noted herein, the Guarantee Trustee has the right to enforce the Guarantees on behalf of the holders of the Preferred Securities. The Guarantees will not be discharged except by payment of the Guarantee Payments in full (without duplication of any amounts theretofore paid by the Trusts).

The Company's obligations under the Declaration for each Trust, the Guarantee issued with respect to Preferred Securities issued by that Trust, the Subordinated Debt Securities purchased by that Trust and the related Indenture in the aggregate will provide a full and unconditional guarantee by the Company of payments due on the Preferred Securities issued by that Trust.

Governing Law

The Guarantees will be governed by and construed in accordance with the internal laws of the State of California.

                             PLAN OF DISTRIBUTION

Pacific Telesis may sell any series of the Subordinated Debt Securities and the Pacific Telesis Trusts may sell the Preferred Securities in one or more of the following ways from time to time: (i) to or through underwriters or dealers, (ii) directly to purchasers or (iii) through agents. The Prospectus Supplement with respect to any Offered Securities will set forth (i) the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents, (ii) the purchase price of the Offered Securities and the proceeds to Pacific Telesis or the applicable Pacific Telesis Trust as the case may be from such sale, (iii) any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, (iv) any initial public offering prices, (v) any discounts or concessions allowed or reallowed or paid to dealers, and (vi) any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased. If dealers are utilized in the sale of Offered Securities, Pacific Telesis and/or the applicable Pacific Telesis Trust will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

Any series of Subordinated Debt Securities may be sold from time to time either directly by Pacific Telesis or through agents designated by Pacific Telesis. Any series of Preferred Securities may be sold from time to time either directly by the applicable Pacific Telesis Trust or by agents designated by such trust. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by Pacific Telesis and/or the applicable Pacific Telesis Trust to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

The Subordinated Debt Securities may be sold directly by Pacific Telesis and the Preferred Securities may be sold directly by the applicable Pacific Telesis Trust to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

Agents, dealers and underwriters may be entitled under agreements with Pacific Telesis and/or the applicable Pacific Telesis Trust to indemnification by Pacific Telesis and/or such Pacific Telesis Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for Pacific Telesis and/or the applicable Pacific Telesis Trust in the ordinary course of business.

Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Offered Securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the Offered Securities.

                            VALIDITY OF SECURITIES

Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Pacific Telesis Trusts by Skadden, Arps, Slate, Meagher & Flom, special Delaware counsel to the Pacific Telesis Trusts. The validity of the Subordinated Debt Securities and the Guarantee and certain matters relating thereto will be passed upon for Pacific Telesis by Richard W. Odgers - Executive Vice President, General Counsel and Secretary of Pacific Telesis. Certain United States federal income taxation matters will be passed upon for Pacific Telesis and the Pacific Telesis Trusts by Phillip J. Lauro, Executive Director of Taxes of Pacific Telesis. As of September 30, 1995, Mr. Odgers beneficially owned or had an interest in approximately 2,144 shares of Pacific Telesis common stock and had been granted options under the Pacific Telesis Group 1994 Stock Incentive Plan or its predecessor with respect to 70,000 shares of Pacific Telesis common stock. As of September 30, 1995, Mr. Lauro beneficially owned or had an interest in approximately 1,462 shares of Pacific Telesis common stock and had been granted options under the Pacific Telesis Group 1994 Stock Incentive Plan or its predecessor with respect to 10,400 shares of Pacific Telesis common stock. As of October 30, 1995, members and counsel of Skadden, Arps, Slate, Meagher & Flom beneficially owned or had an interest in 2,000 shares of Pacific Telesis common stock.

                        INDEPENDENT PUBLIC ACCOUNTANTS

The consolidated balance sheets as of December 31, 1994 and 1993, and the consolidated statements of income, retained earnings, and cash flows for each of the three years in the period ended December 31, 1994, and the financial statement schedule included in Pacific Telesis Group's Annual Report on Form 10-K for the year ended December 31, 1994, incorporated by reference in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in auditing and accounting. With respect to the unaudited interim financial information for the periods ended March 31, 1995 and 1994, June 30, 1995 and 1994, and September 30, 1995 and 1994 incorporated by reference in this prospectus, the independent certified public accountants have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

------------------------------------   ------------------------------------

No dealer, salesperson or other
individual has been authorized
to give any information or to
make any representations other
than those contained or incor-
porated by reference in this                          20,000,000
Prospectus Supplement or the                     Preferred Securities
Prospectus in connection with
the offer made by this Prospectus                  PACIFIC*TELESIS
Supplement and the Prospectus                      Group
and, if given or made, such
information or representation                Pacific Telesis Financing I
must not be relied upon as
having been authorized by                         % Trust Originated
Pacific Telesis Group, Pacific               Preferred Securities ("TOPrS")
Telesis Financing I, or the                   guaranteed to the extent set
Underwriters.  Neither the                          forth herein by
delivery of this Prospectus                      Pacific Teleis Group
Supplement and the Prospectus
nor any sale made hereunder and
thereunder shall under any cir-
cumstance create an implication
that there has been no change
in the affairs of Pacific Telesis                 ---------------------
Group or Pacific Telesis Financing                PROSPECTUS SUPPLEMENT
I, since the date hereof.  This                   ---------------------
Prospectus Supplement and the
Prospectus do not constitute an
offer or solicitation by anyone
in any state in which such offer
or solicitation is not authorized
or in which the person making such
offer or solicitation is not quali-
fied to do so or to anyone to whom
it is unlawful to make such offer                  Merrill Lynch & Co.
or solicitation.                                Dean Witter Reynolds Inc.
                                                A. G. Edwards & Sons, Inc.
                                                  Goldman, Sachs & Co.
       TABLE OF CONTENTS                          Lehman Brothers Inc.
                                                PaineWebber Incorporated
     Prospectus Supplement                 Prudential Securities Incorporated
                                                  Salomon Brothers Inc
                               Page                Smith Barney Inc.
                               ____

Pacific Telesis-Group Summary
   Financial Data
Pacific Telesis Group
Pacific Telesis Financing I
Risk Factors                                            ______, 1995
Ratio of Earnings to Fixed
   Charges
Capitalization of Pacific
   Telesis Group
Use of Proceeds
Description of the Pre-
   ferred Securities
Description of the Subordi-
   nated Debentures
Effect of Obligations Under
   the Subordinated Debentures
   and the Guarantee
United States Federal Income
   Taxation
Underwriting
Legal Matters

         Prospectus

Available Information
Incorporation of Certain Docu-
    ments by Reference

Pacific Telesis Group
The Pacific Telesis Financing Trusts
Use of Proceeds
Ratio of Earnings to Fixed
    Charges
Description of the Subordinated
    Debt Securities
Description of the Pacific
    Telesis Trusts' Preferred
    Securities
Description of the Guarantees
Plan of Distribution
Validity of Securities
Independent Public Accountants

____________________________________   ____________________________________

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

   Securities and Exchange Commission Filing Fee . .        $   344,827.59
   New York Stock Exchange Listing Fee . . . . . . .            170,300*
   Rating Agency Fees. . . . . . . . . . . . . . . .            200,000*
   Blue Sky Fees and Expenses. . . . . . . . . . . .             20,000*
   Trustee's Expenses. . . . . . . . . . . . . . . .             15,000*
   Printing Fees and Expenses. . . . . . . . . . . .             70,000*
   Accounting Fees and Expenses. . . . . . . . . . .             25,000*
   Legal Fees and Expenses . . . . . . . . . . . . .             90,000*
   Miscellaneous . . . . . . . . . . . . . . . . . .             20,000*
                                                           ----------------

        Total. . . . . . . . . . . . . . . . . . . .        $   955,127.59*
                                                           ================

_________________________________

*  Estimated


Item 15.  Indemnification of Directors and Officers.

Section 78.037 of the Nevada Revised Statutes ("N.R.S.") provides that a Nevada corporation's articles may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty but may not eliminate or limit liability for acts or omissions involving intentional misconduct, fraud, a knowing violation of the law or illegal payment of dividends. Pacific Telesis' Articles of Incorporation ("Articles") contain such a provision and therefore any lawsuits involving monetary damages would be subject to this limitation. There is no such limitation in actions for equitable relief.

With respect to lawsuits not thus limited by Pacific Telesis' Articles, N.R.S.
Section 78.751 specifies the circumstances under which a Nevada corporation may indemnify a director, officer, employee or agent. Generally, such person must have acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, such person must also have had no reasonable cause to believe his or her conduct was unlawful. In any proceeding by or in the right of the corporation where there is a judgment against such person, indemnification may be made if such person acted in good faith, in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and was not found liable for negligence or misconduct in the performance of his or her duties to the corporation. However, indemnification may be had even where the person has been adjudged to be liable for negligence or misconduct in the performance of his or her duties if the court in which the action or suit was brought determines upon application that despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Where the director, officer, employee or agent successfully defends any such civil or criminal proceeding, indemnification is required.

Pacific Telesis' Articles provide that it shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Pacific Telesis, or is or was serving at the request of Pacific Telesis as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a fiduciary of an employee benefit plan of Pacific Telesis or of a wholly owned subsidiary corporation, against expenses incurred in connection with such actions, suit or proceeding, including attorneys' fees, judgments, fines and amounts paid in settlement, to the extent not prohibited by law, state or federal. Expenses incurred in defending any such proceeding may be advanced by Pacific Telesis prior to the final disposition of such action, suit or proceeding upon receipt of an undertaking to repay such amount unless it shall be determined ultimately that the person is entitled to be indemnified thereunder. The Articles further provide that these provisions may not be repealed or amended without the affirmative vote of at least 66-2/3% of the voting power of the shares entitled to vote thereon.

Pacific Telesis' Articles also contain a provision authorizing the Corporation to enter into indemnity agreements (the "Indemnity Agreements") with each of Pacific Telesis' directors and officers. The Article states that such agreements shall provide that Pacific Telesis shall indemnify (and advance expenses to) the indemnitee to the fullest extent permitted by applicable law, no later than 30 days after a written request has been made therefor, against all expenses, judgments, fines, penalties, excise taxes and amounts paid in settlement for claims with respect to events relating to such person's service with or for Pacific Telesis, and that in any proceeding to enforce the obligation to indemnify such person, Pacific Telesis shall have the burden to establish that such indemnification is prohibited; provided, however, that such agreements shall exclude indemnification if a judgment or other final adjudication adverse to the indemnitee established (a) that his or her acts were committed in bad faith or were the result of deliberate dishonesty, or
(b) that he or she in fact gained a financial advantage to which he or she was not legally entitled, in which event the amount of the indemnification shall be reduced by the amount of such financial advantage gained. Pacific Telesis has entered into Indemnity Agreements with each of its directors and executive officers as provided in this Article.

The directors and officers of Pacific Telesis are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by Pacific Telesis. Subject to certain exceptions, the Indemnity Agreements obligate Pacific Telesis to use its best efforts to purchase and maintain in effect such insurance with coverage no less favorable than that presently provided.

The Indemnity Agreements also provide that if Pacific Telesis shall discontinue any of its existing policies of directors' and officers' liability insurance or limit the scope or the amount of the coverages thereunder, or if such policies or coverages shall become unavailable in whole or in part for any reason, then Pacific Telesis will hold harmless and indemnify the indemnitee to the full extent of the coverage which would have been provided if such insurance had been maintained.

The Declaration of each Pacific Telesis Trust provides that no Pacific Telesis Trustee, affiliate of any Pacific Telesis Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Pacific Telesis Trustee, or any employee or agent of such Pacific Telesis Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such Pacific Telesis Trust or any employee or agent of the Trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Pacific Telesis Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions. The Declaration of each Pacific Telesis Trust also provides that to the fullest extent permitted by applicable law, Pacific Telesis shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Pacific Telesis Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of the negligence of such Indemnified Person or willful misconduct with respect to such acts or omissions. The Declaration of each Pacific Telesis Trust further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Pacific Telesis prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by or an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such Declaration.

The directors and officers of Pacific Telesis and the Regular Trustees are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by Pacific Telesis or the Pacific Telesis Trusts.

Any agents, dealers or underwriters who execute any of the agreements filed as
Exhibit 1 to this registration statement will agree to indemnify Pacific Telesis' directors and their officers and the Pacific Telesis Trustees who signed the registration statement against certain liabilities that may arise under the Securities Act of 1993, as amended, with respect to information furnished to Pacific Telesis or any of the Pacific Telesis Trusts by or on behalf of any such indemnifying party.


Item 16.  Exhibits.

Exhibits identified in parentheses below are on file with the SEC and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic transmission.

*1    - Form of Underwriting Agreement for offering of Preferred Securities.
*4-A  - Certificate of Trust of Pacific Telesis Financing I.
*4-B  - Certificate of Trust of Pacific Telesis Financing II.
*4-C  - Certificate of Trust of Pacific Telesis Financing III.
*4-D-1- Declaration of Trust of Pacific Telesis Financing I.
4-D-2 - Form of Amended and  Restated Declaration of Trust of  Pacific Telesis
        Financing I.
*4-E-1- Declaration of Trust of Pacific Telesis Financing II.
*4-E-2- Form of Amended and  Restated Declaration of Trust of  Pacific Telesis
        Financing II - identical to Exhibit 4-D-2
*4-F-1- Declaration of Trust of Pacific Telesis Financing III.
*4-F-2- Form of Amended and  Restated Declaration of Trust of  Pacific Telesis
        Financing III - identical to Exhibit 4-D-2
*4-G  - Form  of Debt Securities Indenture among Pacific  Telesis Group and
        The First National Bank of Chicago, as Trustee.
*4-H  - Form of Supplemental Indenture  to Indenture to be used  in connection with the issuance of Subordinated Debt Securities and Preferred Securities.
*4-I  - Form of Preferred Security (included in 4-D-2 above).
*4-J  - Form of Subordinated Debt Security (included in 4-H above).
*4-K  - Form of Guarantee with respect to Preferred Securities.
*5-A  - Opinion of Richard W. Odgers, Esq.
*5-B  - Opinions of Skadden, Arps, Slate, Meagher & Flom
*8    - Opinion  of  Phillip  J. Lauro,  Esq.  as  to  certain federal  income taxation matters.
*12   - Computation of Ratio of  Earnings to Fixed Charges of  Pacific Telesis
        Group. (In addition, Exhibit 12 to Pacific Telesis' Form 10-K for 1994 (File No. 1-8609) is incorporated by reference herein).
 15   - Letter re unaudited interim financial information.
 23-A - Consent of Independent Accountants, Coopers & Lybrand L.L.P.
*23-B - Consent of  Richard W. Odgers,  Esq., is contained  in the opinion  of counsel filed as Exhibit 5-A.
*23-C - Consents of Skadden, Arps, Slate, Meagher  & Flom are contained in its opinions of counsel filed as Exhibit 5-B.
*23-D - Consent of  Phillip J. Lauro,  Esq., is  contained in  the opinion  of counsel filed as Exhibit 8.
*24   - Powers of Attorney  (the powers  of attorney for  the Pacific  Telesis
        Trustees of Pacific Telesis Financing I, Pacific Telesis Financing II and Pacific Telesis Financing III are included in Exhibits 4-D-1, 4-E-1 and 4-F-1, respectively).
*25-A - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Debt Securities Indenture.
*25-B - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Declaration of Trust of Pacific Telesis Financing I.

*25-C -      Statement of  Eligibility under the Trust Indenture  Act of 1939, as amended, of  The First  National Bank of  Chicago, as  Trustee
             under the Declaration of Trust of Pacific Telesis Financing II.
*25-D -      Statement of Eligibility under  the Trust Indenture Act  of 1939, as amended, of  The First  National Bank of  Chicago, as  Trustee
             under the Declaration of Trust of Pacific Telesis Financing III.
*25-E-1 -    Statement  of Eligibility under the  Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee of the Preferred Securities Guarantees of Pacific Telesis for the benefit of the holders of Preferred Securities of Pacific Telesis
             Financing I.
*25-E-2-     Statement of Eligibility  under the Trust Indenture  Act of 1939, as amended, of The First National Bank of Chicago, as Trustee of the Preferred Securities Guarantees of Pacific Telesis for the benefit of the holders of Preferred Securities of Pacific Telesis
             Financing II.
*25-E-3-     Statement of Eligibility  under the Trust Indenture  Act of 1939, as amended, of The First National Bank of Chicago, as Trustee of the Preferred Securities Guarantees of Pacific Telesis for the benefit of the holders of Preferred Securities of Pacific Telesis
             Financing III.



________________________________

*  Previously filed.


Item 17.  Undertaking.

The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Pacific Telesis' Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;









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

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Pacific Telesis pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

























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


                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on December 6, 1995.



                             PACIFIC TELESIS GROUP


                            By
                            /s/ William E. Downing
                            ----------------------
                            (William E. Downing)
                            Executive Vice President,
                              Chief Financial Officer
                              and Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on December 6, 1995.

     Signature/Name                               Title

     /s/ Philip J. Quigley*
     ------------------------                     Chairman of the Board,
     (Philip J. Quigley)                          President & Chief
                                                  Executive Officer
                                                  and Director

     /s/ William E. Downing                       Executive Vice
     ------------------------                     President, Chief
     (William E. Downing)                         Financial Officer
                                                  and Treasurer
                                                  (principal financial
                                                  officer and principal
                                                  accounting officer)

     /s/ Gilbert F. Amelio*
     ------------------------                     Director
     (Gilbert F. Amelio)


     /s/ William P. Clark*
     ------------------------                     Director
     (William P. Clark)


     /s/ Herman E. Gallegos*
     ------------------------                     Director
     (Herman E. Gallegos)


     /s/ Frank C. Herringer*
     ------------------------                     Director
     (Frank C. Herringer)


     /s/ Ivan J. Houston*
     ------------------------                     Director
     (Ivan J. Houston)


     /s/ Mary S. Metz*
     ------------------------                     Director
     (Mary S. Metz)



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

     /s/ Toni Rembe*
     ------------------------                     Director
     (Toni Rembe)


     /s/ S. Donley Ritchey*
     ------------------------                     Director
     (S. Donley Ritchey)


     /s/ Richard M. Rosenberg*
     ------------------------                     Director
     (Richard M. Rosenberg)


*By  /s/ William E. Downing
     ------------------------
     Attorney-in-fact

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of Pacific Telesis Financing I, Pacific Telesis Financing II and Pacific Telesis Financing III certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 6th day of December, 1995.

                          PACIFIC TELESIS FINANCING I


                           By
                           /s/ Roomy F. Balaporia*
                           ---------------
                           Roomy F. Balaporia, Trustee


                           By
                           /s/ Miles H. Mochizuki*
                           ---------------
                           Miles H. Mochizuki, Trustee


                           By
                           /s/ Marie B. Washington*
                           ---------------
                           Marie B. Washington, Trustee


                         PACIFIC TELESIS FINANCING II


                           By
                           /s/ Roomy F. Balaporia*
                           ---------------
                           Roomy F. Balaporia, Trustee


                           By
                           /s/ Miles H. Mochizuki*
                           ---------------
                           Miles H. Mochizuki, Trustee


                           By
                           /s/ Marie B. Washington*
                           ---------------
                           Marie B. Washington, Trustee






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


                         PACIFIC TELESIS FINANCING III


                           By
                           /s/ Roomy F. Balaporia*
                           ---------------
                           Roomy F. Balaporia, Trustee


                           By
                           /s/ Miles H. Mochizuki*
                           ---------------
                           Miles H. Mochizuki, Trustee


                           By
                           /s/ Marie B. Washington*
                           ---------------
                           Marie B. Washington, Trustee


                           *By
                           /s/ William E. Downing
                           ------------------------
                           Attorney-in-fact


                                 EXHIBIT INDEX

Exhibits identified in parentheses below are on file with the SEC and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic transmission.

*1    -   Form of Underwriting Agreement for offering of Preferred
          Securities.
*4-A  -   Certificate of Trust of Pacific Telesis Financing I.
*4-B  -   Certificate of Trust of Pacific Telesis Financing II.
*4-C  -   Certificate of Trust of Pacific Telesis Financing III.
*4-D-1-   Declaration of Trust of Pacific Telesis Financing I.
 4-D-2- Form of Amended and Restated Declaration of Trust of Pacific Telesis Financing I.
*4-E-1-   Declaration of Trust of Pacific Telesis Financing II.
*4-E-2- Form of Amended and Restated Declaration of Trust of Pacific Telesis Financing II - identical to Exhibit 4-D-2
*4-F-1-   Declaration of Trust of Pacific Telesis Financing III.
*4-F-2- Form of Amended and Restated Declaration of Trust of Pacific Telesis Financing III - identical to Exhibit 4-D-2
*4-G  -   Form of Debt Securities Indenture among Pacific Telesis Group and
          The First National Bank of Chicago, as Trustee.
*4-H  -   Form of Supplemental Indenture to Indenture to be used in
          connection with the issuance of Subordinated Debt Securities and Preferred Securities.
*4-I  -   Form of Preferred Security (included in 4-D-2 above).
*4-J  -   Form of Subordinated Debt Security (included in 4-H above).
*4-K  -   Form of Guarantee with respect to Preferred Securities.
*5-A  -   Opinion of Richard W. Odgers, Esq.
*5-B  -   Opinions of Skadden, Arps, Slate, Meagher & Flom
*8    -   Opinion of Phillip J. Lauro, Esq. as to certain federal income taxation matters.
*12   -   Computation of Ratio of Earnings to Fixed Charges of Pacific
          Telesis Group. (In addition, Exhibit 12 to Pacific Telesis' Form 10-K for 1994 (File No. 1-8609) is incorporated by reference herein).
 15   -   Letter re unaudited interim financial information.
 23-A -   Consent of Independent Accountants, Coopers & Lybrand L.L.P.
*23-B - Consent of Richard W. Odgers, Esq., is contained in the opinion of counsel filed as Exhibit 5-A.
*23-C - Consents of Skadden, Arps, Slate, Meagher & Flom are contained in its opinions of counsel filed as Exhibit 5-B.
*23-D - Consent of Phillip J. Lauro, Esq., is contained in the opinion of counsel filed as Exhibit 8.
*24   -   Powers of Attorney (the powers of attorney for the Pacific Telesis
          Trustees of Pacific Telesis Financing I, Pacific Telesis Financing

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

          II and Pacific Telesis Financing III are included in Exhibits 4-D-1, 4-E-1 and 4-F-1, respectively).
*25-A - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Debt Securities Indenture.
*25-B - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Declaration of Trust of Pacific Telesis Financing I.
*25-C - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Declaration of Trust of Pacific Telesis Financing II.
*25-D - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Declaration of Trust of Pacific Telesis Financing III.
*25-E-1 - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee of the Preferred Securities Guarantees of Pacific Telesis for the benefit of the holders of Preferred Securities of Pacific Telesis Financing I.
*25-E-2- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee of the Preferred Securities Guarantees of Pacific Telesis for the benefit of the holders of Preferred Securities of Pacific Telesis Financing II.
*25-E-3- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee of the Preferred Securities Guarantees of Pacific Telesis for the benefit of the holders of Preferred Securities of Pacific Telesis Financing III.


________________________________

*  Previously filed.









































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